Exhibit 10.1

EXECUTION VERSION

AGREEMENT AND PLAN OF ACQUISITION

by and among

BROOKLYN IMMUNOTHERAPEUTICS, INC.
a Delaware corporation,

BROOKLYN ACQUISITION SUB, INC.,
a Delaware corporation,

NOVELLUS LLC,
a Delaware limited liability company,

NOVELLUS, INC.,
a Delaware corporation,

and

MATTHEW ANGEL,
as Sellers’ Representative

Dated as of July 16, 2021

i

4.4	Valid Issuance; Listing of Consideration Shares	27
4.5	SEC Filings.	27
4.6	No Material Adverse Change	27
4.7	Litigation	28
4.8	Financial Statements	28
4.9	Liabilities	28
4.10	Contracts	28
4.11	Intellectual Property Rights.	29
4.12	FDA Compliance.	30
4.13	No Stop Order	31
4.14	Tax Matters	31
4.15	Non-Contravention; Consents.	31
4.16	Brokers	32
4.17	Acknowledgment	32

Article 5. Covenants		32
5.1	Public Disclosure	32
5.2	Tax Matters	32
5.3	Non-Competition and Non-Solicitation	34
5.4	Further Assurances	35
5.5	Records	35
5.6	D&O Indemnification	35

Article 6. Survival; Indemnification		35
6.1	General Survival; Limitations.	35
6.2	Indemnification.	36
6.3	Satisfaction of Claims	37
6.4	Claim Procedures	38
6.5	Dispute Resolution	39
6.6	Defense of Third Party Claims.	40
6.7	Mitigation; Defenses	41
6.8	Exclusive Remedy	42
6.9	Exercise of Remedies Other Than by Brooklyn	42
6.10	No Effect of Materiality	42
6.11	Treatment of Indemnity Payments Between the Parties	42
6.12	Release of Escrowed Shares	42

Article 7. Miscellaneous Provisions		42
7.1	No Waiver Relating to Claims for Fraud	42
7.2	Sellers’ Representative.	43
7.3	Fees and Expenses	44
7.4	Attorneys’ Fees	44
7.5	Notices	44
7.6	Counterparts	45
7.7	Governing Law	45
7.8	Venue.	45
7.9	Waiver of Jury Trial	46
7.10	Successors and Assigns	46
7.11	Specific Performance	46
7.12	Waiver	46
7.13	Amendments	46
7.14	Severability	46

ii

7.15	Parties in Interest	46
7.16	Non-Recourse Parties	47
7.17	Entire Agreement	47
7.18	Continuing Counsel	47
7.19	Interpretation	47

Exhibit A	─	Certain Definitions
Exhibit B	─	Form of Certificate of Merger
Exhibit C	─	Amended and Restated Certificate of Incorporation of the Surviving Corporation
Exhibit D	─	Amended and Restated Bylaws of the Surviving Corporation
Exhibit E	─	Closing Statement
Exhibit F	─	Closing Indebtedness
Exhibit G	─	Consideration Spreadsheet
Exhibit H	─	Letter of Transmittal

Disclosure Schedule
Brooklyn Disclosure Schedule

iii

This Agreement and Plan of Acquisition (this “Agreement”) is made and entered into as of July 16, 2021, by and among Brooklyn ImmunoTherapeutics, Inc., a Delaware corporation (“Brooklyn”), Brooklyn Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), Novellus LLC, a Delaware limited liability company ( “Seller”), Novellus, Inc., a Delaware corporation ( “Parent,” and collectively with Brooklyn, Merger Sub and Seller, the “Parties”) and Matthew Angel, in his capacity as Sellers’ Representative. Certain capitalized terms used in this Agreement shall have the meanings set forth in Exhibit A.

Recitals

A.          The boards of directors of each of Brooklyn, Merger Sub, and Parent and the board of managers of Seller believe it is advisable and in the best interests of such Party and its respective equity holders that Brooklyn acquire Parent through the statutory merger of Merger Sub with and into Parent (the “Merger”).

B.          In connection with and as a condition to the Merger, Seller wishes to sell and Brooklyn wishes to purchase from Seller 500 shares (the “NoveCite Shares”) of common stock of NoveCite, Inc., a Delaware corporation (“NoveCite”), which represent 25.0% of the total outstanding equity interests in NoveCite (the “Stock Acquisition”).

C.           In furtherance of the above, the boards of directors of each of Brooklyn, Merger Sub, and Parent, and the board of managers of Seller have approved this Agreement, the Merger, and the Stock Acquisition.

D.           This Agreement is being executed and delivered by the Parties as of immediately before the Effective Time.

E.           Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) at the Effective Time, all of the Parent Shares shall be converted into the right to receive the consideration set forth herein and (ii) concurrently with the execution and delivery of this Agreement, any other securities of Parent that may be convertible into or exchangeable for Parent Shares shall be paid in full as set forth herein.

F.           Concurrently with the execution and delivery of this Agreement, and as a material inducement to Brooklyn and Merger Sub to enter into this Agreement, (i) Parent is delivering to Brooklyn a true, correct and complete copy of a duly executed irrevocable written consent executed by each stockholder of Parent and (ii) Seller is delivering to Brooklyn a true, correct and complete copy of a duly executed irrevocable written consent executed by the members holding at least a majority of the membership interests in Seller entitled to vote thereon, which written consents evidence the approval of the transactions contemplated by this Agreement, including, as applicable, this Agreement, the Merger, the Stock Acquisition and the other transactions contemplated hereby.

Now, Therefore, in consideration of the mutual agreements, covenants and other premises set forth in this Agreement, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties agree as follows:

Article 1.
Merger; Stock Acquisition

1.1         Merger.

(a)        Effective Time. Immediately after the Closing on the Closing Date, the Parties shall cause the Merger to be consummated by filing a Certificate of Merger, in the form attached as Exhibit B, with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL (the time of such filing shall be referred to herein as the “Effective Time”). At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into Parent, the separate corporate existence of Merger Sub shall cease, and Parent shall continue as the surviving corporation and a wholly owned subsidiary of Brooklyn. The surviving corporation after the Merger is sometimes referred to hereinafter as the “Surviving Corporation.”

(b)          Effects of Merger Generally.

(i)           At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of Parent and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Parent and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(ii)         The certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety as of the Effective Time in the form attached as Exhibit C, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation. The bylaws of the Surviving Corporation shall be amended and restated in their entirety as of the Effective Time in the form attached as Exhibit D, until thereafter amended in accordance with the DGCL and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

(iii)        The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

(iv)         The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

(c)          Effect of the Merger on the Parent Shares.

(i)           Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any Party or any of the Parent Stockholders, all of the Parent Shares issued and outstanding immediately prior to the Effective Time (excluding any Parent Shares issued and held in Parent’s treasury) shall be canceled and extinguished and shall be converted automatically into the right to receive the Merger Consideration set forth in Section 2.2(a), issuable in accordance with Section 2.3 without interest and subject to any applicable Tax withholding to the Parent Stockholders, upon surrender of the certificates representing such Parent Shares (“Certificates”) pursuant to Section 2.4. For purposes of calculating the amount of Merger Consideration payable to each Parent Stockholder pursuant to this Section 1.1, (A) all Parent Shares held (or deemed to be held, as the case may be) by each Parent Stockholder and for which consideration is to be issued under the terms of this Agreement shall be aggregated and (B) the Merger Consideration shall be allocated to the Parent Stockholders pro rata based on the aggregate numbers of Parent Shares held, provided that (x) the Consideration Shares and the Merger Cash Consideration shall be allocated among the Parent Stockholders in accordance with the Consideration Spreadsheet, (y) no fractional shares of Brooklyn Common Stock shall be issued in connection with the Merger and (z) any rounding required with respect to the allocation of Consideration Shares or Merger Cash Consideration to the Parent Stockholders shall be resolved in the discretion of Seller and set forth in the Consideration Spreadsheet.

(ii)          At and after the Effective Time, each Parent Share issued and held in Parent’s treasury at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and be retired without payment of any consideration therefor and cease to exist.

(iii)        At the Effective Time, all of the outstanding shares of common stock, par value $0.0001 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into an aggregate of 100 shares of common stock of the Surviving Corporation.

(iv)        At and after the Effective Time, all holders of Parent Shares outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of Parent, except the right to receive the consideration (if any) set forth in this Section 1.1 for each Parent Share held by them.

(v)         At the Effective Time, Brooklyn shall surrender the certificate representing the outstanding shares of Merger Sub and the Surviving Corporation shall issue to Brooklyn in exchange therefor a certificate representing the 100 shares of common stock of the Surviving Corporation to which Brooklyn is entitled pursuant to Section 1.1(c)(iii).

(d)          No Transfer of Shares After the Effective Time. No transfers of Parent Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

(e)         Tax Treatment. For U.S. federal income Tax purposes, the Parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Parties shall not take any position that is contrary to the characterization of the Merger as such a reorganization on any U.S. federal income Tax Return or for any other purpose related to U.S. federal income Tax. The Parties agree that this Agreement is a plan of reorganization within the meaning of Section 368(a) of the Code and hereby adopt it as such.

(f)          Withholding. Notwithstanding anything in this Agreement to the contrary, Brooklyn, Seller, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Parent Stockholder pursuant to this Agreement such amount as such corporation is required to deduct and withhold with respect to the making of such payment under any applicable Tax Legal Requirement. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Parent Stockholder in respect of which such deduction and withholding was made.

(g)         Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Parent, Brooklyn, Merger Sub, and the officers and directors of Parent, Brooklyn and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

1.2          Stock Acquisition.

(a)          Transfer. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Brooklyn, and Brooklyn shall purchase and acquire from Seller, all of the NoveCite Shares.

(b)          Taking of Necessary Action; Further Action. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Brooklyn with full right, title and possession to the NoveCite Shares, Brooklyn its officers and directors are fully authorized in the name of Brooklyn or otherwise to take, and will take, all such lawful and necessary action.

1.3          Closing Statement. Seller has delivered to Brooklyn the statement attached as Exhibit E setting forth Seller’s good faith estimate of the amounts of (a) Closing Cash and (b) unpaid Transaction Expenses (the “Closing Statement”).

1.4         Closing Indebtedness. Seller has delivered to Brooklyn copies of payoff letters, releases, termination statements or other similar documentation releasing each member of the Company Group from all obligations with respect to Indebtedness and any Encumbrances identified in the schedule attached hereto as Exhibit F (the “Closing Indebtedness”), subject to payment in accordance with Section 2.3(a)(i). Seller acknowledges and agrees that upon the payment to Seller at Closing of the NoveCite Consideration and the Merger Consideration, each in accordance with the Consideration Spreadsheet, any and all Indebtedness of any member of the Company Group, including but not limited to any Indebtedness described in Schedule 3.23, to Seller shall be fully satisfied and discharged and that Seller shall have no further claims with respect thereto.

1.5         Consideration Spreadsheet. Seller has delivered to Brooklyn the spreadsheet attached as Exhibit G to this Agreement setting forth the final calculations of the (a) the NoveCite Consideration and (b) the Merger Consideration, including the amounts of (i) cash payable to each Parent Stockholder and Leonard Mazur and (ii) Consideration Shares issuable to each Parent Stockholder, Leonard Mazur, Factor and the Founders, in each case determined in accordance with the provisions of this Agreement (the “Consideration Spreadsheet”). With respect to each Parent Stockholder, Leonard Mazur, Factor and the Founders, Brooklyn will be entitled to rely on the Consideration Spreadsheet without independent verification and will have no liability to any Parent Stockholder or Member with respect to the portion of the aggregate payments made or Consideration Shares issued in accordance with the Consideration Spreadsheet, including with respect to the determination of each Founder’s pro rata portion of the Escrowed Shares.

Article 2.
Closing; Consideration

2.1          Closing. The closing of the Transactions (the “Closing”) is being effected remotely via the exchange of documents and signatures contemporaneously with the execution of this Agreement on the date hereof (the “Closing Date”).

2.2          Consideration.

(a)          Merger Consideration. The consideration for the Merger (the “Merger Consideration”) shall be $123,882,178.42, which amount shall consist of (i) 7,022,230 shares of Brooklyn Common Stock (the “Consideration Shares”), with an agreed upon value per share equal to the BTX Per Share Price, having an aggregate value equal to $101,999,997.42 and (ii) cash in the amount of $21,882,181.00 (the “Merger Cash Consideration”). It is acknowledged and agreed by the Parties that each Consideration Share shall be deemed for all purposes of this Agreement to have a value of $14.5253, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization of Brooklyn Common Stock (the “BTX Per Share Price”).

(b)          NoveCite Share Consideration. The consideration for the NoveCite Shares shall consist of cash in the amount of $1,000,000.00 (“NoveCite Cash Consideration”).

2.3          Payment of Consideration.

(a)           Merger Consideration. At the Closing:

(i)           Brooklyn is causing all Closing Indebtedness to be paid in accordance with the wiring instructions set forth in the applicable payoff letters, releases, termination statements or other similar documentation referenced in Section 1.4.

(ii)         Brooklyn is paying to the Parent Stockholders, by wire transfers of cash in immediately available funds, a total amount equal to (A) the Merger Cash Consideration less (B) the amount being paid with respect to Closing Indebtedness pursuant to Section 2.3(a)(i), which amount is being allocated to the Parent Stockholders in accordance with the Consideration Spreadsheet, provided that $10,000,000.00 of the Merger Cash Consideration payable to Seller shall be paid to Leonard Mazur by wire transfer of immediately available funds (as a distribution on behalf of Seller), as set forth in the Consideration Spreadsheet, and provided further that if any Parent Stockholder does not deliver an executed Letter of Transmittal at the Closing, Brooklyn shall make payment of the applicable portion of the Merger Cash Consideration to such Parent Stockholder promptly following Brooklyn’s receipt of an executed Letter of Transmittal from such Parent Stockholder.

(iii)       Brooklyn is causing to be issued to the Parent Stockholders a total of 6,281,454 of the Consideration Shares (the “Initial Shares”) in uncertificated form in accordance with the Consideration Spreadsheet (which, for the avoidance of doubt, shall include the Consideration Shares described in clauses (v) and (vi) below).

(iv)         Brooklyn is issuing to the Founders and depositing with the Escrow Agent, as a distribution on behalf of Seller, a total of 740,776 of the Consideration Shares (the “Escrowed Shares”) in certificated form, which Escrowed Shares shall be allocated to the Founders pro rata based on their respective holdings of membership interests in Seller immediately prior to the Closing, and shall be subject to release to the Founders or Brooklyn in accordance with the provisions of the Escrow Agreement.

(v)          Brooklyn is issuing to Leonard Mazur a total of 2,065,362 of the Consideration Shares in uncertificated form (as a distribution on behalf of Seller) in accordance with the Consideration Spreadsheet.

(vi)        Brooklyn is issuing to Seller, for distribution to each of the Founders and Factor, 3,377,690 Consideration Shares in uncertificated form as set forth on and in accordance with the Consideration Spreadsheet, which shares shall be subject to the Lock-Up Agreements.

(vii)       Except (A) as may be required by the Securities Act or other applicable Legal Requirements or (B) as is provided in the Lock-up Agreements or the Escrow Agreement, certificates or book entries in lieu thereof representing Consideration Shares shall not bear legends or notations restricting the transfer of such Consideration Shares.

(b)          NoveCite Cash Consideration. At the Closing, Brooklyn is paying to Seller, by wire transfer of cash in immediately available funds, the NoveCite Cash Consideration to an account designated by Seller in a written notice delivered to Brooklyn prior to the Closing Date.

(c)          Transfer of Initial Shares to Members. From time to time after the Closing, Seller may deliver to Brooklyn written instructions (a “Seller Transfer Notice”) to transfer a number of Initial Shares specified therein that were initially issued to Seller from Seller to a Member (a “Seller Transfer”). Each Seller Transfer Notice shall be accompanied by a certification, in a form reasonably acceptable to Brooklyn, executed by such Member that he, she or it is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and such other documents and information as may be reasonably required by Brooklyn or its transfer agent, provided, however, that in no event shall Seller or any Member be required to furnish a legal opinion in connection with a Seller Transfer. Brooklyn shall cause its transfer agent to effectuate each Seller Transfer within three Business Days after the date that Seller delivers a Seller Transfer Notice with respect to such Seller Transfer and all supporting documentation reasonably requested by Brooklyn.

2.4          Closing Deliveries of Seller. At the Closing, Seller is delivering, or causing to be delivered, to Brooklyn:

(a)	the Escrow Agreement dated as of the Closing Date and duly executed by each of the Founders;

(b)	a letter of transmittal from Seller, duly executed by Seller and in the form attached hereto as Exhibit H (a “Letter of Transmittal”);

(c)
certificate representing the NoveCite Shares, together with stock powers in a previously agreed upon form by the Parties dated as of the Closing Date assigning ownership of the NoveCite Shares to Brooklyn;

(d)	a consent and assignment agreement from Seller and NoveCite, dated as of the Closing Date, duly executed by Seller and NoveCite and in a form previously agreed upon by the Parties;

(e)
lock-up agreements from Seller, the Founders and Factor, each dated as of the Closing Date, duly executed by Seller, one of the Founders or Factor, and in a form previously agreed upon by the Parties (the “Lock-Up Agreements”);

(f)
a certificate of the Secretary or another duly authorized officer of Seller dated as of the Closing Date certifying as to: (A) the operating agreement of Seller; (B) resolutions adopted by a majority of the members of Seller entitled to vote thereon approving, among other things, this Agreement and the Transactions; (C) resolutions adopted by the board of managers of Seller approving, and declaring the advisability of and submitting for member approval, this Agreement and the Transactions; and (D) the incumbency and signatures of the officers of Seller executing this Agreement and the other agreements, instruments and documents executed by or on behalf of Seller pursuant to this Agreement;

(g)
a certificate of the Secretary or another duly authorized officer of Parent dated as of the Closing Date certifying as to: (A) the certificate of incorporation and bylaws of Parent; (B) resolutions adopted by each Parent Stockholder approving, among other things, this Agreement and the Transactions; (C) resolutions adopted by the board of directors of Parent approving, and declaring the advisability of and submitting for stockholder approval, this Agreement and the Transactions; and (D) the incumbency and signatures of the officers of Parent executing this Agreement and the other agreements, instruments and documents executed by or on behalf of Parent pursuant to this Agreement;

(h)	duly executed resignation letters from each director and officer of the Company, each effective as of the Effective Time;

(i)	duly executed resignation letters from each director and officer of Parent, each effective as of the Effective Time;

(j)	a certificate of good standing of Parent, issued no more than ten days prior to the Closing Date by the Delaware Secretary of State;

(k)
a certificate of good standing or equivalent thereof of the Company issued no more than ten days prior to the Closing Date by the relevant authority in the Company’s jurisdiction of organization, showing the Company to be in good standing;

(l)	a certificate of Seller, dated as of the Closing Date, executed by Seller, and prepared in accordance with the requirements of Treasury Regulations Sections 1.1445-2(b);

(m)	one or more USB electronic storage devices containing a complete and accurate electronic copy of the Seller Data Room as of the time of the Closing; and

(n)
accredited investor questionnaires, dated as of the Closing Date, executed by each Parent Stockholder who receives Consideration Shares, Factor, Leonard Mazur and each of the Founders in a form previously agreed upon by the Parties.

2.5          Closing Deliveries of Brooklyn. At the Closing, Brooklyn is delivering, or causing to be delivered, the following:

(a)	to Seller, a registration rights agreement, dated as of the Closing Date, duly executed by Brooklyn, and in a form previously agreed upon by the Parties;

(b)	to the Founders, the Escrow Agreement, dated as of the Closing Date and duly executed by Brooklyn and the Escrow Agent;

(c)
to the Founders on behalf of Seller, lock-up agreements, each dated as of the Closing Date, executed by a holder of Brooklyn Common Stock identified on Schedule 2.5(c), and in a form previously agreed upon by the Parties;

(d)
to Seller, a certificate of the Secretary of Brooklyn dated as of the Closing Date certifying as to: (i) the certificate of incorporation and bylaws of Brooklyn; (ii) resolutions adopted by the board of directors of Brooklyn approving this Agreement and the Transactions; and (iii) the incumbency and signatures of the officers of Brooklyn executing this Agreement and the other agreements, instruments and documents executed by or on behalf of Brooklyn pursuant to this Agreement;

(e)	to Seller, a certificate of good standing of Brooklyn issued no more than ten days prior to the Closing Date by the Delaware Secretary of State; and

(f)	one or more USB electronic storage devices containing a complete and accurate electronic copy of the Brooklyn Data Room as of the time of the Closing.

Article 3.
Representations and Warranties of Seller

Subject to the disclosures set forth in the Seller Disclosure Schedule attached to this Agreement (the “Seller Disclosure Schedule”) and delivered to Brooklyn as of the Closing Date, it being understood and agreed that the disclosures set forth in a particular section or subsection of the Seller Disclosure Schedule shall qualify (i) the representations and warranties set forth in the corresponding section or subsection of this Article 3, and (ii) such other representations and warranties set forth in this Article 3 to the extent the applicability of such disclosure to such other section of this Article 3 is reasonably apparent on the face of such disclosure, Seller represents and warrants to Brooklyn for the benefit of Brooklyn and the other Brooklyn Indemnitees as follows:

3.1          Organizational Matters.

(a)          Organization of Seller. Seller has been duly organized as a limited liability company, and is validly existing and in limited liability company and tax good standing, under the laws of the State of Delaware. Seller has full corporate power and authority (or its equivalent) to enter into this Agreement and the other Transaction Documents to which Seller is a Party and to perform its obligations hereunder and thereunder.

(b)         Organization of Parent. Parent has been duly incorporated, and is validly existing and in corporate and tax good standing, under the laws of the State of Delaware. The Company has full corporate power and authority (or its equivalent) to: (i) conduct its business in the manner in which currently conducted; (ii) own and use its assets in the manner in which currently owned and used; and (iii) perform its obligations under all Contracts to which it is a party or by which it is bound. Parent is qualified, licensed and admitted to do business as a foreign company, and is in good standing (or its equivalent), under the laws of all jurisdictions where the property owned, leased or operated by it or the nature of its business requires such qualification, license or admission, other than where the failure to be so qualified, licensed or admitted would not, individually or in the aggregate, reasonably be expected to have a Company Group Material Adverse Effect. Parent does not engage in any business activities, maintain any assets or conduct and operations other than its equity ownership in the Company.

(c)         Organization of the Company. The Company has been duly incorporated, and is validly existing and in corporate and tax good standing, under the laws of Ireland. The Company has full corporate power and authority (or its equivalent) to: (i) conduct its business in the manner in which currently conducted; (ii) own and use its assets in the manner in which currently owned and used; and (iii) perform its obligations under all Contracts to which it is a party or by which it is bound. The Company is qualified, licensed and admitted to do business as a foreign company, and is in good standing (or its equivalent), under the laws of all jurisdictions where the property owned, leased or operated by it or the nature of its business requires such qualification, license or admission, other than where the failure to be so qualified, licensed or admitted would not, individually or in the aggregate, reasonably be expected to have a Company Group Material Adverse Effect.

(d)          Jurisdiction. Section 3.1(d) of the Seller Disclosure Schedule lists each jurisdiction in which each member of the Company Group (i) has offices, employees, or otherwise does business, (ii) is qualified to do business or (iii) pays Taxes.

3.2        Authorization. The execution, delivery and performance of this Agreement, the Merger and each other Transaction Document to which a member of the Company Group is a party has been duly authorized by all necessary corporate, limited liability company, or corresponding action on the part of the applicable member of the Company Group. This Agreement has been, and each Transaction Document will have been prior to Closing, duly executed and delivered by Seller and Parent. Assuming due authorization, execution and delivery by Brooklyn, this Agreement constitutes a valid and binding obligation of Seller and Parent, enforceable in accordance with its terms, and each other Transaction Document to which a member of the Company Group is a party, when executed and delivered by such member of the Company Group in accordance with its terms, will constitute a valid and binding obligation of such Company Group member, enforceable in accordance with its terms, subject in each case to the extent enforcement may be affected by Legal Requirements relating to bankruptcy, reorganization, insolvency and creditors’ rights and by general principles of equity. Parent’s board of directors, by resolutions duly adopted (and not thereafter modified or rescinded), by the unanimous vote, has (i) approved this Agreement and approved the Merger and the other Transactions and determined that this Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein, is advisable, fair to and in the best interests of Parent and the holders of Parent Shares, (ii) approved this Agreement in accordance with the provisions of the DGCL and Parent’s Charter Documents and (iii) directed that the adoption of this Agreement be submitted to the holders of Parent Shares for consideration and unanimously recommended that the holders of Parent Shares adopt this Agreement.

3.3          Subsidiaries.

(a)          Other than its ownership interest in Parent and its equity ownership of NoveCite, Seller does not own, of record and beneficially, any shares or other securities of, or any direct or indirect equity interest in, any Entity.

(b)        Parent owns, of record and beneficially, 100 common shares of the Company, which represents all of the outstanding share capital of the Company. Other than its equity ownership of the Company, Parent does not own, of record and beneficially, any shares or other securities of, or any direct or indirect equity interest in, any Entity. All such shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and are free of any Encumbrances, preemptive rights, rights of first refusal or “put” or “call” rights.

(c)          The Company does not own, of record and beneficially, any shares or other securities of, or any direct or indirect equity interest in, any Entity. Other than Parent, no Person holds any equity interest or any right to receive an equity interest in the Company.

3.4          Charter Documents; Records.

(a)         Seller has made available to Brooklyn accurate and complete copies of (i) its Charter Documents, and (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of Seller’s members, board of managers and all committees of the board of managers authorizing Seller to enter into this Agreement and the other Transaction Documents to which Seller is a party.

(b)          Seller has made available to Brooklyn accurate and complete copies of (i) Parent’s Charter Documents, and (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of Parent, its stockholders, board of directors and all committees of the board of directors since the date of incorporation (subject to redaction of discussion of the Transactions and potential alternatives).

(c)          Seller has made available to Brooklyn accurate and complete copies of (i) the Company’s Charter Documents, and (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Company’s stockholders, board of directors and all committees of the board of directors since the date of formation (subject to redaction of discussion of the Transactions and potential alternatives).

3.5          Capital Structure.

(a)         The authorized capital of Seller is as set forth in Seller’s Limited Liability Company Operating Agreement dated as of July 1, 2017, as amended on April 22, 2021, and as in effect on the date hereof. Section 3.5(a) of the Disclosure Schedule sets forth the number of authorized, issued and outstanding equity interests of Seller. Section 3.5(a) of the Disclosure Schedule sets forth (i) the names of the Members, (ii) the address of each Member, and (iii) the number and class of membership interests of Seller owned of record by each such Member.

(b)         The authorized capital stock of Parent is as set forth in Parent’s Certificate of Incorporation as in effect on the date hereof. Section 3.5(b) of the Disclosure Schedule sets forth the number of authorized, issued and outstanding Parent Shares. Parent has not declared any dividends on any Parent Shares that have not been paid. Section 3.5(b) of the Disclosure Schedule sets forth (i) the names of the Parent Stockholders, (ii) the address of each Parent Stockholder, and (iii) the number of Parent Shares owned of record by each Parent Stockholder. All of the outstanding Parent Shares (A) have been duly authorized and validly issued and are fully paid and non-assessable and (B) have been issued and granted in compliance with all applicable securities laws and other Legal Requirements and all requirements set forth in all applicable Contracts, including all preemptive rights. None of the outstanding Parent Shares is subject to any repurchase option, forfeiture provision or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable securities laws). Parent has no options or warrants or rights to receive options or warrants outstanding.

(c)         The authorized capital stock of the Company is as set forth in the Company’s Articles of Association as in effect on the date hereof. Section 3.5(c) of the Disclosure Schedule sets forth the number of authorized, issued and outstanding shares of capital stock of the Company. The Company has not declared any dividends on any shares of capital stock of the Company that have not been paid. Section 3.5(c) of the Disclosure Schedule sets forth (i) the names of the stockholders of the Company, (ii) the address of each stockholder of the Company, and (iii) the number of shares of capital stock of the Company owned of record by each stockholder. All of the outstanding shares of capital stock of the Company (A) have been duly authorized and validly issued and are fully paid and non-assessable and (B) have been issued and granted in compliance with all applicable securities laws and other Legal Requirements and all requirements set forth in all applicable Contracts, including all preemptive rights. None of the outstanding shares of capital stock of the Company are subject to any repurchase option, forfeiture provision or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable securities laws).

(d)          Neither Parent nor the Company has an existing equity incentive plan.

(e)         There is no (i) outstanding subscription, call, convertible note, warrant or right (whether or not currently exercisable) to acquire any Parent Shares or interest in Parent Shares, (ii) outstanding security, instrument or obligation (including any share or award of restricted stock, restricted stock unit, deferred stock or deferred stock unit or similar award) that is or may become convertible into or exchangeable for any Parent Shares (or cash based on the value of such shares) or other securities of Parent, (iii) Contract under which Parent is or may become obligated to sell or otherwise issue any Parent Shares or interests in Parent Shares, including any promise or commitment to grant options or other securities of Parent to an employee of or other service provider to Parent, or (iv) condition or circumstance that would reasonably be expected to give rise to or provide a basis for the successful assertion of a Claim by any Person to the effect that such Person is entitled to acquire or receive any Parent Shares or interests in Parent Shares. All Parent Shares ever repurchased, redeemed, converted or cancelled by Parent were repurchased, redeemed, converted or cancelled in compliance with all applicable securities laws and other Legal Requirements and all requirements set forth in all applicable Contracts.

(f)         There is no (i) outstanding subscription, call, convertible note, warrant or right (whether or not currently exercisable) to acquire any equity interest in shares of the Company or interest in any shares of the Company, (ii) outstanding security, instrument or obligation (including any share or award of restricted stock, restricted stock unit, deferred stock or deferred stock unit or similar award) that is or may become convertible into or exchangeable for any shares of the Company (or cash based on the value of such shares) or other securities of the Company, (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of the Company or interests in shares of the Company, including any promise or commitment to grant options or other securities of the Company to an employee of or other service provider to the Company, or (iv) condition or circumstance that would reasonably be expected to give rise to or provide a basis for the successful assertion of a Claim by any Person to the effect that such Person is entitled to acquire or receive any shares of the Company or interests in shares of the Company. All shares of the Company ever repurchased, redeemed, converted or cancelled by the Company were repurchased, redeemed, converted or cancelled in compliance with all applicable securities laws and other Legal Requirements and all requirements set forth in all applicable Contracts.

3.6          Financial Statements.

(a)          Seller has made available to Brooklyn the audited combined consolidated financial statements of Seller and the Company Group for the fiscal years ended December 31, 2018, 2019 and 2020 in the form made available in the Data Room (its “Financial Statements”). The Financial Statements present fairly in all material respects the consolidated financial position of Seller and the Company Group as of the dates thereof and the results of operations and cash flows of Seller and the Company Group for the periods covered thereby. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered.

(b)          The books, records and accounts of Seller and each member of the Company Group accurately and fairly reflect, in reasonable detail and in all material respects, the transactions in and dispositions of the assets of Seller and the respective members of the Company Group. The systems of internal accounting controls maintained by Seller and the members of the Company Group are sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c)          All of the accounts receivable each member of the Company Group in an amount greater than or equal to $25,000 arose in the ordinary course of business, are carried on the records of such member of the Company Group at values determined in accordance with GAAP and are bona fide. No request or agreement for deduction or discount has been made with respect to any of such accounts receivable, except as fully and adequately reflected in reserves for doubtful accounts set forth in the Financial Statements of Seller and the Company Group.

(d)          No amounts (including any Indebtedness) are owed to any member of the Company Group or any of its Subsidiaries by any employee or stockholder of any member of the Company Group.

3.7          Liabilities.

(a)          No member of the Company Group has any Liabilities of any nature that are required to be reflected in financial statements prepared in accordance with GAAP, other than (i) Liabilities identified as such in the Unaudited Interim Balance Sheet, (ii) Liabilities incurred by such member of the Company Group since the date of the Unaudited Interim Balance Sheet in the ordinary course of business and consistent with such member of the Company Group’s past practices and (iii) Liabilities arising under this Agreement and the other Transaction Documents.

(b)         To the Knowledge of Seller, no event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any Claim for indemnification, reimbursement, contribution or the advancement of expenses by any current or former employee, independent contractor or director of a member of the Company Group (other than a claim for reimbursement by a member of the Company Group, in the ordinary course of business, of travel expenses or other out-of-pocket expenses of a routine nature incurred by such employee, contractor or director in the course of performing his or her duties for such member of the Company Group) pursuant to the terms of the applicable Charter Documents, any indemnification agreement or other Contract with a member of the Company Group, or any Legal Requirement.

(c)         To the Knowledge of Seller, no event has occurred and no circumstance or condition exists that has resulted in, or that would reasonably be expected to result in, any Liability of any member of the Company Group to any current, former or alleged equity holder of any member of the Company Group in such Person’s capacity (or alleged capacity) as an equity holder of any member of the Company Group.

3.8          Absence of Changes. Since the date of the Unaudited Interim Balance Sheet:

(a)          there has not been any Company Group Material Adverse Effect, and no event has occurred or circumstances arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Group Material Adverse Effect;

(b)          there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of the Company Group (whether or not covered by insurance);

(c)          except in the ordinary course of business consistent with past practice, (i) no member of the Company Group has increased any compensation or fringe benefits, paid any bonus, or granted any increase in severance or termination pay, in any case, for which the aggregate costs and expenses of such increase, payment or grant, (x) individually, exceed $25,000, or, (y) in the aggregate, exceed $100,000, or (ii) otherwise changed any of the terms of employment or service for any employee, independent contractor or director of any member of the Company Group;

(d)        except as set forth on Section 3.8(d) of the Seller Disclosure Schedule, no member of the Company Group has entered into, amended, modified or renewed any Contract regarding employment, consulting, severance or similar arrangements with any of its employees, officers, directors, consultants or other service providers;

(e)          no member of Company Group has mortgaged, pledged or subjected to any security interest, any of its properties or assets, tangible or intangible;

(f)          the Company Group has not acquired or disposed of any assets or properties other than in the ordinary course of business consistent with past practice;

(g)          the Company Group has not forgiven or canceled any debts or Claims, or waived any rights, having a value in excess of $25,000;

(h)         no member of the Company Group has made or changed any election in respect of Taxes, adopted or changed any accounting method in respect of Taxes (other than as a result of the transactions contemplated in this Agreement), agreed to or settled any Claim or assessment in respect of Taxes, or extended or waived any of the limitation periods applicable to any Claim or assessment in respect of Taxes;

(i)           the Company Group has conducted its business in the ordinary course consistent with past practice; and

(j)           no member of the Company Group has not entered into any Contract to take any of the actions set forth in the foregoing clauses (c) through (h).

3.9          Title to Assets.

(a)          The Company Group owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on its Unaudited Interim Balance Sheet (other than any assets disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other assets reflected in its books and records as being owned by Seller or the Company Group, as applicable. All of said assets are owned by the Company Group.

(b)          All assets that are leased by the Company Group and are material to the business of the Company Group have been made available in the Data Room.

(c)          The assets of the Company Group taken as a whole constitute all of the properties, rights, interests and other tangible and intangible assets necessary to enable the Company Group, to conduct its business in the manner in which such business is currently being conducted.

3.10       Bank Accounts. Seller has made available to Brooklyn the following information with respect to each account maintained by or for the benefit of each member of the Company Group, as applicable, at any bank or other financial institution: (a) the name of the bank or other financial institution at which such account is maintained; (b) the account number; (c) the type of account; and (d) the names of all Persons who are authorized to sign checks or other documents with respect to such account.

3.11        Equipment; Real Property.

(a)          All material items of equipment, fixtures and other tangible assets owned by or leased to the Company Group retained by the Company Group are reasonably adequate for the uses to which they are being put, are in satisfactory condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Company Group in the manner in which such business is currently being conducted.

(b)         The Company Group does not own and has never owned any interest in real property, except for the leaseholds created under the real property leases identified and made available in the Data Room. As of the Closing Date each member of the Company Group has terminated each real property lease to which it is a party and has no remaining obligations under any real property lease, including any real property leases or subleases identified and made available in the Data Room.

3.12        Intellectual Property Rights.

(a)          Section 3.12(a) of the Seller Disclosure Schedule sets forth a complete and correct list of: (i) all Company Group Registered IP and for each such item, the full legal name of the owner of record, the jurisdiction in which it exists, the application or registration number, and the date of application, registration or issuance, as applicable, and to the Knowledge of Seller, all upcoming due dates and filing deadlines up to and including the date that is twelve months after the date hereof; (ii) all Company Products; and (iii) all material unregistered trademarks used or owned by Company (and for each such item the full legal name of the owner). All Company Group Registered IP is subsisting, and, to the Knowledge of Seller, valid and enforceable. Each member of the Company Group has timely paid all fees necessary to maintain the Company Group Registered IP as of the Closing Date. Seller has provided Brooklyn with copies of or access to all Company Group Registered IP certificates and prosecution documents.

(b)          The applicable member of the Company Group is the sole and exclusive owner of all right, title and interest in and to the Company Group Owned IP. All Company Group Owned IP is free and clear of all Encumbrances other than Permitted Encumbrances.

(c)          The Company IP constitutes all the Technology and IP Rights that are required to conduct the Business in the manner in which it is currently being conducted.

(d)         Except as set forth in Section 3.12(d) of the Seller Disclosure Schedule, all Company Group Owned IP is fully transferable, alienable and licensable by the applicable member of the Company Group without restriction and without payment of any kind to any third party and without approval of any third party. The execution of this Agreement and each other document related to the transaction contemplated by this Agreement, and the consummation of the transactions hereby and thereby will not result in the loss or impairment of the Company Group Owned IP, give rise to any right of any Person to terminate any rights under any Company Group Inbound License, or exercise any new or additional rights under the Company Group Owned IP.

(e)          No funding, facilities or personnel of any educational institution or Governmental Bodies were used, directly or indirectly, to develop or create, in whole or in part, any Company Group Owned IP.

(f)          The conduct of the Business, to the Knowledge of Seller, has not violated, infringed, or misappropriated, and does not violate, infringe, or misappropriate, any IP of any Person. There is no pending or, to the Knowledge of Seller, threatened Proceeding against any member of the Company Group alleging the conduct of the Business infringes, misappropriates, or otherwise violates the rights of any Person or otherwise demanding that such member of the Company Group obtain an IP license from any third party. To the Knowledge of Seller, no Person is has violated, infringed, or misappropriated, or is violating, infringing, or misappropriating any Company Group Owned IP.

(g)         Section 3.12(g) of the Seller Disclosure Schedule sets forth a complete and correct list of all: (i) Company Group Outbound Licenses (other than any outbound licenses in the form set forth on Section 3.12(g) the Seller Disclosure Schedule); and, (ii) Company Group Inbound Licenses (other than inbound licenses that are shrink-wrap or click–through licenses of “off the shelf” Software, licenses of Open Source Software, or similar publicly available commercial binary code end-user licenses). All Company Group IP Licenses are valid, binding and enforceable on all parties thereto, and, to the Knowledge of Seller, there exists no event or condition that violates or breaches or will result in a violation or breach of, or otherwise constitutes (with or without due notice or lapse of time or both) a default by any party thereunder.

(h)          No Source Code for all of the Software constituting any Company Product has been licensed by the Company to a Person, or is subject to any Source Code escrow obligation.

(i)          Each member of the Company Group has: (i) taken reasonable measures to protect and preserve the confidentiality of all Trade Secrets created by or for such member of the Company Group or any third party Trade Secrets held by such member of the Company Group; and, (ii) only disclosed any such Trade Secrets pursuant to the terms of a written agreement that requires the Person receiving such Trade Secrets to reasonably protect and not disclose such Trade Secrets.

(j)          Each current and former employee, officer, consultant and contractor of the Company Group who is or has been involved in the development (alone or with others) of any material Company Group Owned IP has executed and delivered to the applicable member of the Company Group a written Contract (copies of which have been made available to Brooklyn) that, as applicable: (i) assigns to such member of the Company Group, without any obligation of payment, all right, title and interest in and to any such Company Group Owned IP; and (ii) reasonably protects such Trade Secrets. In each case in which a member of the Company Group has acquired ownership (or purported to acquire ownership) of any IP from any Person, such member of the Company Group has obtained a written assignment to irrevocably transfer ownership of all rights with respect to such IP to such member of the Company Group. No member of the Company Group, nor, to the Knowledge of Seller, any of their respective officers, employees, agents or contractors has done, or failed to do, any act or thing which may, prejudice the validity or enforceability of the Company Group Owned IP. No Person (other than the Company Group) has an ownership interest or ownership right in or to any improvements, modifications, enhancements, customization or derivatives of any Company Group Owned IP.

(k)          Except as set forth on Section 3.12(k) of the Seller Disclosure Schedule, no member of the Company Group used or distributed Open Source Software in a manner that (i) requires the disclosure or distribution in source code form of the Company Software, (ii) requires the licensing of any Company Group Owned IP, or any portion of any of the Company Products (other than such Open Source Software), for the purpose of making derivative works, or (iii) imposes a restriction on the consideration to be charged for the distribution of any of the Company Products.

3.13       Privacy and Data Security. Each member of the Company Group has, since January 1, 2016, (a) complied in all material respects with such Company Group member’s privacy policies and with all applicable Legal Requirements governing privacy or data protection with respect to such Company Group member’s collection, use, storage, processing, sharing, security, disclosure or transfer of Personal Information that is possessed by or otherwise subject to the control of such member of the Company Group, and (b) used commercially reasonable measures designed to protect and secure such Personal Information from security breaches resulting in loss, damage, or unauthorized access, use, disclosure, modification, or other misuse of such Personal Information. Each member of the Company Group has undertaken surveys, audits, inventories, reviews, analyses and/or assessments to the extent required by applicable privacy and data protection Legal Requirements and remediated any deficiencies identified thereby, to the extent required by applicable privacy and data protection Legal Requirements, has provided training to its employees with respect to compliance with such Legal Requirements, and has adopted commercially reasonable information security policies and practices designed to safeguard Personal Information in such Company Group member’s possession or control. Since January 1, 2016, (i) to the Knowledge of Seller, there has been no security breach resulting in any loss, damage, or unauthorized access, use, disclosure, modification, or other misuse of any Personal Information while in the possession of, or subject to the control of, any member of the Company Group, and (ii) the Company Group has not received written notice of any actual or threatened proceedings against any member of the Company Group with respect to such Company Group member’s privacy or data security practices with regard to any such Personal Information. The execution of this Agreement and the other Transaction Documents, in each case on the part of the members of the Company Group, and the consummation of the transactions contemplated hereby and thereby do not cause any member of the Company Group to violate, any privacy policy of the applicable member of the Company Group or any applicable Legal Requirements relating to privacy or data security with respect to any Personal Information.

3.14        IT Systems.

(a)          The Systems used by the Company Group (i) are substantially free of any material defects, bugs and errors, and (ii) to the Knowledge of Seller, do not contain or make available any disabling software, code or instructions, spyware, Trojan horses, worms, viruses or other software routines that are designed to permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, Software, data or other materials (“Contaminants”). The Company Group takes commercially reasonable steps and maintains commercially reasonable safeguards designed to ensure that the Systems are substantially free from Contaminants.

(b)          The computer, information technology and data processing systems, facilities and services used by the Company Group and under the control of the Company Group (collectively, the “Systems”), are reasonably sufficient for the existing needs of the Company Group. The Systems are in good working condition to perform all computing, information technology and data processing operations necessary for the operation of the Business in the manner it is currently being conducted. All Systems, are either: (i) owned and operated by and are under the control of the Company, or (ii) leased or licensed to Company Group for the Company Group’s use. Seller has made available and identified to Brooklyn all material leased or licensed elements of the Systems.

(c)          Except as set forth on Section 3.14(c) of the Seller Disclosure Schedule, during the twelve month period ending on the date hereof, to the Knowledge of Seller, there has been no failure, breakdown, unplanned downtime, outages or substandard performance of any Systems that has caused a material disruption or interruption in or to the operation of the Business. The Company Group makes backup copies of data and information critical to the conduct of the Business in a commercially reasonable manner.

3.15       Contracts.

(a)          Seller has made the following available in the Data Room:

(i)           each Company Group Contract for the employment of any individual on a full-time or part-time basis or for the engagement of any individual on a consulting or similar basis;

(ii)         each Company Group Contract between any member of the Company Group and any employee, independent contractor or director of the Company Group pursuant to which: (A) benefits would vest, amounts would become payable or the terms of which would otherwise be altered by virtue of the consummation of the Transactions (whether alone or upon the occurrence of any additional or subsequent events); (B) any member of the Company Group is or may become obligated to make any severance, termination, termination indemnity or redundancy, retention, gross-up or similar payment to such employee, independent contractor or director; or (C) any member of the Company Group is or may become obligated to make any bonus, incentive compensation or similar payment (other than in respect of salary or wages) to such employee, independent contractor or director (excluding for the avoidance of doubt bonuses and other compensation that may be paid at the discretion of the Company Group);

(iii)         each Company Group Contract that provides for indemnification of any director, officer or employee;

(iv)         any Company Group Contract creating or otherwise relating to Indebtedness;

(v)          each Company Group Contract relating to the acquisition, transfer, development or sharing of any technology or IP Rights, excluding (A) non-exclusive licenses to “off-the-shelf” third-party Computer Software that is generally available on standard commercial terms and (B) for the avoidance of doubt, non-exclusive licenses granted to customers of Company Products in the ordinary course of business;

(vi)         each Company Group Contract relating to the license of any patent, copyright, trademark, trade secret or other IP Rights to or from the Company Group, excluding licenses to customers in the ordinary course of business and licenses for off-the-shelf software;

(vii)        each Company Group Contract creating or relating to any partnership, joint venture, strategic alliance or any sharing of revenues, profits, losses, costs or liabilities or similar arrangement;

(viii)      each Company Group Contract imposing any restriction on the Company Group to (A) compete with any other Person, (B) acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, (C) develop or distribute any IP Rights, (D) use any IP Rights, or (E) manufacture any Company Products, in each case subject to limitations required in connection with licensed IP Rights or leased property in the ordinary course of business;

(ix)        each Company Group Contract (A) granting exclusive rights to license, market, sell or deliver any of the products or services of the Company Group or of users of any marketplace, Computer Software, website or service of the Company Group or (B) otherwise contemplating an exclusive relationship between any member of the Company Group and any other Person, including with respect to advertising;

(x)          each Company Group Contract creating or involving any distribution arrangement or franchise relationship;

(xi)        each Company Group Contract for the sale of any of any material assets of any member of the Company Group, other than in the ordinary course of business, or for the grant to any Person of any preferential rights to purchase any of the material assets of the Company Group;

(xii)        each Company Group Contract between any member the Company Group and an Affiliate thereof;

(xiii)       each Contract between NoveCite and Seller or any member of the Company Group;

(xiv)      each Company Group Contract involving any loan, guaranty, pledge, performance or completion bond or surety arrangement or otherwise relating to the incurrence, assumption or guarantee of any Indebtedness by the Company Group or imposing an Encumbrance on any of the assets of the Company Group;

(xv)        each Company Group Contract relating to the purchase or sale of any asset by or to, or the performance of any services by or for, any Related Party (other than offer letters and option agreements entered into in the ordinary course of business and the performance of services of employees, officer and directors in the ordinary course of business);

(xvi)       each Company Group Contract or series of Company Group Contracts with customers or distributors involving aggregate payments to the Company Group in excess of $25,000 in any twelve month period;

(xvii)      each Company Group Contract concerning a partnership or joint venture;

(xviii)     each Company Group Contract that contemplates or involves (A) the payment or delivery of cash or other consideration by the Company Group or (B) the performance of services; and

(xix)       any other Company Group Contract entered into outside the ordinary course of business of the Company Group.

(b)         Seller has made available to Brooklyn accurate and complete copies of all written Material Contracts, including all amendments thereto. An accurate and complete description of the material terms of each Material Contract that is not in written form has been made available in the Data Room. Each Material Contract is valid and in full force and effect, and is enforceable by the Company Group in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No member of the Company Group has violated or breached, or committed any default under, any Company Group Contract in any material respect, which remains uncured, and, to the Knowledge of Seller, no other Person has violated or breached, or committed any default under, any Company Group Contract in any material respect, which remains uncured. No event has occurred, and, to the Knowledge of Seller, no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to (A) result in a violation or breach of any of the provisions of any Company Group Contract in any material respect thereto, (B) give any Person the right to declare a default or exercise any remedy under any Company Group Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Group Contract; or (D) give any Person the right to cancel, terminate or modify any Company Group Contract. Since January 1, 2018, no member of the Company Group has received any written notice (or to its Knowledge oral notice) regarding any actual or possible material violation or breach of, or material default under, any Company Group Contract. No member of the Company Group has waived any of its material rights under any Company Group Contract.

3.16       Compliance with Legal Requirements. The Company Group is in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its Business or the ownership of its assets. To the Knowledge of Seller, no event has occurred, and no condition or circumstance exists, that will (with or without notice or lapse of time) constitute or result in a violation by the Company Group, as applicable, of, or a failure on the part of the Company Group, as applicable, to comply with, any Legal Requirement in any material respect. The Company Group has not received any written notice (or to the Knowledge of Seller oral notice) from any Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement in any material respect, in each case on the part of the Company Group.

3.17       Regulatory Matters. No member of the Company Group: (a) has made any filings with the U.S. Food and Drug Administration (“FDA”) or equivalent Governmental Body; or (b) is subject to compliance with the regulations of the FDA. The Company Group is in compliance with the Good Laboratory Practices regulations (21 CFR Part 58).

3.18       Governmental Authorizations. Each material Governmental Authorization held by Seller and the Company Group, and each of Seller and the Company Group has made available to Brooklyn accurate and complete copies of all such Governmental Authorizations have been made available in the Data Room. Such Governmental Authorizations are valid and in full force and effect, and collectively constitute all material Governmental Authorizations necessary to enable each of Seller and the Company Group to conduct its business in the manner in which its business is currently conducted and to offer all of its current Company Products. The Company Group is in compliance in all material respects with the terms and requirements of the respective Governmental Authorizations identified and made available in the Data Room. Since January 1, 2018, none of the Company Group has received any written notice (or to its Knowledge oral notice) from any Governmental Body regarding any actual or possible (i) violation of or failure to comply with any term or requirement of any Governmental Authorization; or (ii) revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, other than such notices as are immaterial to the business of the Company Group.

3.19        Tax Matters.

(a)         All Tax Returns required to be filed by or on behalf of each member of the Company Group and, to Seller’s Knowledge, NoveCite, have been timely and properly filed and are accurate and complete in all material respects. All Taxes of each member of the Company Group and, to Seller’s Knowledge, NoveCite, that are due and payable have been timely and properly paid. Seller has made available to Brooklyn accurate and complete copies of all income Tax Returns filed by each member of the Company Group since January 1, 2014. There are no jurisdictions in which any member of the Company Group and, to Seller’s Knowledge, NoveCite, is required to file a Tax Return other than the jurisdictions in which it has filed Tax Returns.

(b)         No Tax Return of any member of the Company Group or, to Seller’s Knowledge, NoveCite, has been or is being audited or under any other form of review related to Taxes by any Governmental Body. No member of the Company Group or, to Seller’s Knowledge, NoveCite, has received in writing from any Governmental Body any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to any Tax matter, or (iii) notice of material deficiency or proposed material Tax adjustment. No extension or waiver of the limitation period applicable to any Tax Return is currently in effect or has been requested from a tax authority for the Company Group or, to Seller’s Knowledge, NoveCite. No Claim or Legal Proceeding is pending or, to the Knowledge of the Company Group, threatened against any member of the Company Group in respect of any Tax. To the Knowledge of Seller, no Claim or Legal Proceeding is pending or threatened against NoveCite in respect of any Tax. There are no liens for Taxes upon any of the assets of any member of the Company Group or, to Seller’s Knowledge, NoveCite, except liens for current Taxes not yet due and payable (and for which there are adequate accruals, in accordance with GAAP). No member of the Company Group or, to Seller’s Knowledge, NoveCite has filed any disclosures under Code Sections 6662 or 6011 or comparable provisions of state, local or foreign Legal Requirements to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

(c)         No member of the Company Group or, to Seller’s Knowledge, NoveCite will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any change in method of accounting, closing agreement, intercompany transaction, installment sale or prepaid amount received for a taxable period ending on or prior to the Closing Date. No member of the Company Group or, to Seller’s Knowledge, NoveCite is a party to or bound by any Tax allocation or sharing agreement, except for commercially reasonable contracts entered into in the ordinary course of business.

(d)          Each member of the Company Group and, to Seller’s Knowledge, NoveCite has complied in all material respects with all Legal Requirements relating to the payment, reporting and withholding of Taxes.

(e)          Seller is treated as a partnership for U.S. federal income tax purposes. Parent and NoveCite are treated as corporations for U.S. federal income tax purposes. Seller is not a “foreign person” for purposes of Code Sections 897 and 1445.

(f)         No member of the Company Group or, to Seller’s Knowledge, NoveCite, has made any payments, is obligated to make any payments, or is a party to any plan, program or agreement that could obligate it to make any payments, in any case, in connection with the transactions contemplated by this Agreement, that, separately or in the aggregate, that will not be fully deductible by reason of Code Section 280G.

(g)         No member of the Company Group or, to Seller’s Knowledge, NoveCite has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361

(h)          No member of the Company Group or, to Seller’s Knowledge, NoveCite has a “permanent establishment,” within the meaning of any applicable income tax treaty, in any country other than the country in which it was organized. All members of the Company Group and, to Seller’s Knowledge, NoveCite have (i) complied in all respects with the requirements of Code Section 482 and the Treasury Regulations thereunder (and any comparable provision of applicable Law) and (ii) timely and properly prepared and maintained all documentation necessary to avoid the imposition of any penalty under Code Section 6662(e) (or any comparable provision of applicable Law). All reports required to be filed by any member of the Company Group or, to Seller’s Knowledge, NoveCite pursuant to 31 U.S.C. Section 5314 have been timely and properly filed and each such report was true, correct, and complete in all material respects. No member of the Company Group or, to Seller’s Knowledge, NoveCite has any obligation or duty to indemnify any Person in respect of any Person’s report of signature authority over a non-U.S. financial account pursuant to 31 U.S.C. Section 5314. The Company is not and has not been a “surrogate foreign corporation” within the meaning of Section 7874 of the Code.

3.20        Employment Matters; Benefit Plans.

(a)          Section 3.20(a) of the Seller Disclosure Schedule lists all current employees of each member of the Company Group, including: (i) the employing entity; (ii) their dates of employment; (iii) their job titles and positions; (iv) their rate of pay or annual salaries; (v) any other compensation payable to them (including housing allowances, compensation payable pursuant to bonus, deferred compensation or commission arrangements or other compensation); (vi) their visa status; and (vii) their geographical location. No event has occurred, and to the Knowledge of Seller, no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any strike, slowdown, work stoppage, lockout, job action, labor dispute or union organizing activity or any similar activity or dispute.

(b)          Section 3.20(b) of the Disclosure Schedule lists all current consultant or other service provider of each member of the Company Group.

(c)         Section 3.20(c) of the Disclosure Schedule sets forth the names of all employees and consultants or other service providers terminated by any member of the Company Group since January 1, 2018, together with (i) the date of each employee’s termination and (ii) any severance or other payments owed to such employees, consultants or other service providers.

(d)         The employment of each of the current employees of each member of the Company Group is terminable by such member of the Company Group at will. Seller has made available to Brooklyn accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the employees of each member of the Company Group.

(e)         To the Knowledge of Seller, (i) no allegations of sexual harassment or misconduct in the course of being employed by, or providing services to, any member of the Company Group have been made against (A) any current or former officer or director of a member of the Company Group or (B) any other service provider to the Company Group who, directly or indirectly, supervises any other service provider to the Company Group, and (ii) no member of the company Group has entered into any settlement agreement or conducted any investigation related to allegations of sexual harassment or sexual misconduct by or regarding any employee or other representative of a member of the Company Group.

(f)          Section 3.20(f) of the Disclosure Schedule sets forth all Employee Plans that any member of the Company Group maintains, sponsors, contributes to, is required to contribute to or has any Liabilities with respect to. No Employee Plan is (i) an “employee pension benefit plan” subject to Title IV of ERISA, Part 3 of Subtitle B of Title I of ERISA or Section 412 or Section 430 of the Code or that is intended to be qualified under Section 401(a) of the Code, (ii) a “multiemployer plan” (within the meaning of Section 4063 or 4064 of ERISA) or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA). No member of the Company Group has any Liabilities as a result of being treated as a single employer with any other entity under Section 414(b), 414(c), 414(m) or 414(o) of the Code. None of the Employee Plans provide for post-employment life or health insurance benefits for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (or similar state Law) and at the expense of the participant or the participant’s beneficiary. The Employee Plans have been administered in all material respects in accordance with the applicable provisions of ERISA, the Code and other applicable Law.

(g)         Each member of the Company Group is in compliance in all material respects with all Legal Requirements, Contracts and Orders respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including Legal Requirements and Orders relating to discrimination, wages and hours, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation, immigration, wrongful discharge or violation of the personal rights of any employees, independent contractors or directors of the Company Group (or prospective employees or other service providers). Each member of the Company Group has withheld and reported all amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to the employees of each member of the Company Group. No member of the Company Group has any Liability in excess of $25,000 in the aggregate for any (i) arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing or (ii) payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

(h)         There are no pending or, to the Knowledge of Seller, threatened in writing Claims or Legal Proceedings against any member of the Company Group under any workers’ compensation policy, long-term disability policy or similar policy that could result in any Liability in excess of $25,000 in the aggregate.

(i)         There is no Legal Proceeding, Claim, labor dispute or grievance pending or, to the Knowledge of Seller, threatened in writing relating to any employment Contract, compensation, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy, long-term disability policy, safety, retaliation, immigration or discrimination matter involving the employees of any member of the Company Group, including charges of unfair labor practices or harassment complaints that could result in any Liability in excess of $25,000 in the aggregate.

3.21      Environmental Matters. The Company Group has at all times been in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company Group of all Environmental Licenses and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company Group has not received any written notice (or to Seller’s Knowledge, oral notice), whether from a Governmental Body, citizens group, an employee or otherwise, that alleges that any of the Company Group is not in compliance in any material respect with any Environmental Laws, and, to the Knowledge of Seller, there are no circumstances that may prevent or interfere with the Company Group’s compliance in all material respects with any Environmental Laws in the future.

3.22       Insurance. The Company Group has made available to Brooklyn in the Data Room true and correct copies of each insurance policy maintained by, at the expense of or for the benefit of the Company Group as of the date of this Agreement, including any material Claims made thereunder. Each of the insurance policies made available in the Data Room is in full force and effect subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.23       Transactions with Related Parties. No Related Party (a) has any interest in any material asset used in the Business, (b) is indebted to the Company Group (other than for the reimbursement of expenses in the ordinary course of business), (c) has entered into, or has had any financial interest in, any Company Group Contract, (d) is competing, or has at any time competed, with the Company Group, or (e) has any Claim or right against the Company Group, other than rights to receive compensation for services performed, rights under any Employee Plan, rights to reimbursement of expenses in the ordinary course of business, and other rights arising in the ordinary course of employment or director service.

3.24       Legal Proceedings; Orders.

(a)         There is no pending Legal Proceeding and, to the Knowledge of Seller, as applicable, no Person has threatened in writing to commence any Legal Proceeding that: (i) involves Seller or the Company Group, or any of the assets owned or used by Seller or the Company Group or any Person whose liability Seller or the Company Group has or may have retained or assumed, either contractually or by operation of law; (ii) challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions; or (iii) relates to the ownership of any shares of capital stock of the Company Group, or any option or other right to shares of capital stock or other securities of the Company Group, or right to receive consideration as a result of this Agreement.

(b)         There is no Order to which the Company Group, or any of the assets owned (or to its Knowledge used) by the Company Group, is subject. No officer or other employee of the Company Group is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company Group’s business.

3.25       Authority; Binding Nature of Agreement. Each of Seller and the Company Group has full corporate and other right, power and authority to enter into and to perform its obligations under this Agreement and under each other Transaction Document to which Seller or the Company Group, as applicable, is or will be a party; and the execution, delivery and performance by Seller or Parent, as applicable, of this Agreement and of each other Transaction Document have been duly authorized by all necessary action on the part of Seller or the Company Group, as applicable, its board of directors or board of managers and its stockholders or members. This Agreement constitutes the legal, valid and binding obligation of each of Seller and Parent enforceable against each of Seller and Parent in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.26       Non-Contravention; Consents.

(a)          Neither the execution, delivery or performance of this Agreement or any of the other Transaction Documents to which Seller or Parent is a party, nor the consummation of the Transactions, will (with or without notice or lapse of time):

(i)           contravene, conflict with or result in a violation of (A) any of the provisions of the Charter Documents of Seller, Parent or the Company or (B) any resolution adopted by the members or the stockholders or board of managers of Seller or the board of directors of Parent or the Company Group;

(ii)         contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller or the Company Group or any of the assets owned or used by Seller or the Company Group, is subject;

(iii)        contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or the Company Group or that otherwise relates to the business of Seller or the Company Group or to any of the assets owned or used by Seller or the Company Group;

(iv)         contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of such Company Group Contract that is or would constitute a Material Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any such Company Group Contract; (B) accelerate the maturity or performance of any such Company Group Contract; or (C) cancel, terminate or modify any such Company Group Contract; or

(v)          result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Seller or the Company Group, except for Permitted Encumbrances.

(b)         None of Seller or the Company Group is, and will not be, required to make any filing with (other than the Certificate of Merger) or give any notice to, or to obtain any Consent from, any Person, including any Governmental Body, in connection with (i) the execution, delivery or performance of this Agreement or any of the other Contracts or documents referred to in this Agreement or (ii) the consummation of the Transactions, except for any Consent or notice that would not reasonably be expected to have a Company Group Material Adverse Effect.

3.27        NoveCite Shares.

(a)         Seller is the record and beneficial owner of the NoveCite Shares, free and clear of all Encumbrances other than those Encumbrances imposed under any applicable securities laws. Upon payment for the NoveCite Shares in accordance with this Agreement, Seller shall convey to Brooklyn good and marketable title to the NoveCite Shares free and clear of all Encumbrances (except for restrictions on transfer under any applicable securities laws) without requiring any additional consents or waivers of any third party other than those that have been obtained by Seller and/or the Company Group, prior to the date hereof. This Agreement is made with Seller in reliance upon Seller’s representations and warranties. By executing this Agreement, Seller further represents to Brooklyn that, except as set forth above, Seller does not have any Contract, undertaking, agreement or arrangement with any Person (other than Brooklyn) to sell, transfer or grant participation to the Person or to any third person, with respect to any of the NoveCite Shares sold by Seller.

(b)          Seller acknowledges that, at the Closing, all of Seller’s rights and obligations relating to the NoveCite Shares under any agreement shall immediately terminate and be of no further force or effect.

3.28        Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with any of the Transactions based upon arrangements made by or on behalf of Seller or the Company Group.

3.29       No Other Representations or Warranties. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER AND PARENT IN THIS Article 3, NONE OF SELLER, PARENT OR THE COMPANY, ANY AFFILIATE THEREOF NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER, PARENT OR THE COMPANY OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BROOKLYN, MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION, FORECASTS, PROJECTIONS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER AND PARENT IN THIS Article 3, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY THE COMPANY GROUP.

Article 4.
Representations and Warranties of Brooklyn

Subject to the disclosures set forth in the Brooklyn Disclosure Schedule attached to this Agreement (the “Brooklyn Disclosure Schedule”) and delivered to Seller as of the Closing Date, it being understood and agreed that the disclosures set forth in a particular section or subsection of the Brooklyn Disclosure Schedule shall qualify (i) the representations and warranties set forth in the corresponding section or subsection of this Article 4, and (ii) such other representations and warranties set forth in this Article 4 to the extent the applicability of such disclosure to such other section of this Article 4 is reasonably apparent on the face of such disclosure, Brooklyn represents and warrants to Seller as follows:

4.1         Organization. Each of Brooklyn and Merger Sub is a corporation duly organized, validly existing and in good corporate and tax standing under the laws of the State of Delaware. Each of Brooklyn and the Merger Sub has full corporate power and authority to: (i) conduct its business in the manner in which currently conducted; (ii) own and use its assets in the manner in which currently owned and used; and (iii) perform its obligations under all Contracts to which it is a party or by which it is bound. Brooklyn has delivered or made available to Seller a true and correct copy of its Certificate of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws of Merger Sub, each as amended to date (collectively, the “Brooklyn Charter Documents”), and each such instrument is in full force and effect. Neither of Brooklyn and Merger Subs has taken any action in violation of any of the provisions of the Brooklyn Charter Documents.

4.2         Authority; Binding Nature of Agreement. Each of Brooklyn and Merger Sub has full corporate and other right, power and authority to enter into and perform its obligations under this Agreement This Agreement constitutes the legal, valid and binding obligation of Brooklyn and Merger Sub, as the case may be, enforceable against each of Brooklyn and Merger Sub in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.3         Capitalization.

(a)          The authorized capital stock of Brooklyn consists of (i) 100,000,000 shares of Brooklyn Common Stock, of which 44,707,382 shares are issued and outstanding, and (ii) 156,112 shares of Series A Convertible Preferred Stock, par value $0.005 per share, of which 156,112 shares are outstanding. There are 5,031 shares of capital stock are held in Company’s treasury. All outstanding shares of Common Stock and Series A Convertible Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws and other Legal Requirements.

(b)         Brooklyn has reserved an aggregate of (i) 3,368,804 shares of Brooklyn Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to Brooklyn’s 2020 Stock Incentive Plan, under which no options were outstanding, (ii) 1,500,000 shares of Brooklyn Common Stock, net of exercises, for issuance to new employees and consultants pursuant to Brooklyn’s 2021 Inducement Stock Incentive Plan, under which 140,580 options and 105,290 restricted stock units were outstanding for an aggregate of 245,870 shares of Brooklyn Common Stock, (iii) 3,225,168 shares of Brooklyn Common Stock pursuant to outstanding options granted outside of the 2020 Stock Incentive Plan and the 2021 Inducement Stock Incentive Plan; (iv) 42,154 shares of Brooklyn Common Stock for issuance upon conversion of Brooklyn’s Series A Convertible Preferred Stock; and (v) 785,675 shares of Brooklyn Common Stock for issuance to Lincoln Park Capital Fund, LLC. All shares of Brooklyn Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable.

(c)         Except as set forth in Section 4.3(b), there are no: (i) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Brooklyn or any of its Subsidiaries (ii) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of Brooklyn or any of its Subsidiaries; (iii) stockholder rights plans (or similar plans commonly referred to as a “poison pill”) or Contract under which Brooklyn or any of its Subsidiaries are or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Brooklyn or any of its Subsidiaries. Except as set forth in Section 4.3(b), there are no outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights with respect to Brooklyn or any of its Subsidiaries.

4.4         Valid Issuance; Listing of Consideration Shares. The Consideration Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by this Agreement or the other transaction documents contemplated by this Agreement), except for restrictions on transfer imposed by applicable securities Laws, and will conform to the description of the Brooklyn Common Stock set forth in Brooklyn’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 27, 2021 (File No. 333-256570). The Consideration Shares have been approved for listing on the NYSE American Stock Exchange, subject to official notice of issuance.

4.5          SEC Filings.

(a)         Since January 1, 2018, Brooklyn has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission under the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Filings”) and (if and to the extent any such SEC filings are not available on EDGAR) has made available to Seller such SEC filings in the form filed with the Securities and Exchange Commission.

(b)         At the time of filing thereof, or to the extent corrected by a subsequent filing, the SEC Filings complied as to form in all material respects with all applicable requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c)         Each registration statement and any amendment thereto filed by Brooklyn during the three year period preceding the date hereof pursuant to the Securities Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed during the three year period preceding the date hereof pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.6         No Material Adverse Change. Since March 31, 2021, as identified and described in the SEC Filings, there has not been (a) any change in the consolidated assets, liabilities, financial condition or operating results of Brooklyn or its Subsidiaries from that reflected in the financial statements included in Brooklyn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, except for changes in the ordinary course of business that have not had a Brooklyn Material Adverse Effect, or (b) any event or condition that has had a Brooklyn Material Adverse Effect.

4.7         Litigation. Other than as disclosed in the SEC Filings, there is no claim, action, suit, arbitration or similar proceeding pending against or affecting or, to Brooklyn’s knowledge, threatened against Brooklyn, its Subsidiaries or any of its or their properties or, to Brooklyn’s Knowledge, any director or officer of Brooklyn (in his or her capacity as such), in each case that would have a Brooklyn Material Adverse Effect.

4.8         Financial Statements. The financial statements of Brooklyn contained or incorporated by reference in each SEC Filing: (a) complied as to form in all material respects with the rules and regulations of the Securities and Exchange Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement); (b) present fairly, in all material respects, the consolidated financial position of Brooklyn and its Subsidiaries as of the dates presented and the results of operations and cash flows for the periods presented; and (c) were prepared in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Securities and Exchange Commission, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments). Brooklyn has not been notified by its independent registered public accounting firm or by the staff of the Securities and Exchange Commission that such firm or the staff of the Securities and Exchange Commission, as the case may be, is of the view that any financial statement included in any registration statement filed by Brooklyn under the Securities Act or any periodic or current report filed by Brooklyn under the Exchange Act should be restated, or that Brooklyn should modify its accounting in future periods in a manner that would be materially adverse to Brooklyn.

4.9         Liabilities. Brooklyn does not have any Liabilities of any nature that are required to be reflected in financial statements prepared in accordance with GAAP, other than (a) Liabilities identified as such in the balance sheet of Brooklyn contained in the SEC Filings as of March 31, 2021, (b) Liabilities incurred by Brooklyn since March 31, 2021 in the ordinary course of business and consistent with Brooklyn’s past practices and (c) Liabilities arising under this Agreement and the other Transaction Documents.

4.10       Contracts. Each Contract or other document of a character required to be described in the SEC Filings or to be filed as an exhibit to the SEC Filings under the Securities Act or the Exchange Act is so described or filed. Each Contract so filed (each, a “Brooklyn Contract”) is valid and in full force and effect, and is enforceable by the Brooklyn or a Subsidiary of Brooklyn in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. Neither Brooklyn nor any Subsidiary of Brooklyn has violated or breached, or committed any default under, any Brooklyn Contract in any material respect, which remains uncured, and, to the Knowledge of Brooklyn, no other Person has violated or breached, or committed any default under, any Brooklyn Contract in any material respect, which remains uncured. To the Knowledge of Brooklyn, no event has occurred and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to (i) result in a violation or breach of any of the provisions of any Brooklyn Contract in any material respect thereto, (ii) give any Person the right to declare a default or exercise any remedy under any Brooklyn Contract, (iii) give any Person the right to accelerate the maturity or performance of any Brooklyn Contract; or (iv) give any Person the right to cancel, terminate or modify any Brooklyn Contract. Since January 1, 2018, and except as set forth in the SEC Filings, Brooklyn has not received any written notice (or to its Knowledge oral notice) regarding any actual or possible material violation or breach of, or material default under, any Brooklyn Contract. Neither Brooklyn nor any of its Subsidiaries has waived any of its material rights under any Brooklyn Contract.

4.11        Intellectual Property Rights.

(a)          Section 4.11(a) of the Brooklyn Disclosure Schedule sets forth a complete and correct list of: (i) all Brooklyn Registered IP and for each such item, the full legal name of the owner of record, the jurisdiction in which it exists, the application or registration number, and the date of application, registration or issuance, as applicable; and (ii) all Brooklyn Products. All Brooklyn Registered IP is subsisting, and, to the Knowledge of Brooklyn, valid and enforceable. Brooklyn and each of its Subsidiaries has timely paid all fees necessary to maintain the Brooklyn Registered IP as of the Closing Date.

(b)          Brooklyn or its applicable Subsidiary is the sole and exclusive owner of all right, title and interest in and to the Brooklyn Owned IP. All Brooklyn Owned IP is free and clear of all Encumbrances other than Permitted Encumbrances.

(c)          To Brooklyn’s Knowledge, the Brooklyn IP constitutes all the Technology and IP Rights that are required to conduct the Brooklyn’s business in the manner in which it is currently being conducted.

(d)         Except as set forth in Section 4.11(a) of the Brooklyn Disclosure Schedule, all Brooklyn Owned IP is fully transferable, alienable and licensable by Brooklyn or its applicable Subsidiary without restriction and without payment of any kind to any third party and without approval of any third party. The execution of this Agreement and each other document related to the transaction contemplated by this Agreement, and the consummation of the transactions hereby and thereby will not result in the loss or impairment of the Brooklyn Owned IP, give rise to any right of any Person to terminate any rights under any Brooklyn Inbound License, or exercise any new or additional rights under the Brooklyn Owned IP.

(e)         The conduct of Brooklyn’s business, to the Knowledge of Brooklyn, has not violated, infringed, or misappropriated, and does not violate, infringe, or misappropriate, any IP of any Person. There is no pending or, to the Knowledge of Brooklyn, threatened Proceeding against Brooklyn or any of its Subsidiaries alleging the conduct of the business of Brooklyn or any of its Subsidiaries infringes, misappropriates, or otherwise violates the rights of any Person or otherwise demanding that Brooklyn or such Subsidiary obtain an IP license from any third party. To the Knowledge of Brooklyn, no Person is has violated, infringed, or misappropriated, or is violating, infringing, or misappropriating any Brooklyn Owned IP.

(f)         Section 4.11(f) of the Brooklyn Disclosure Schedule sets forth a complete and correct list of all: (i) Brooklyn Outbound Licenses (other than any outbound licenses in the form set forth on Section 4.11(f) the Disclosure Schedule); and, (ii) Inbound Licenses (other than inbound licenses that are shrink-wrap or click–through licenses of “off the shelf” Software, licenses of Open Source Software, or similar publicly available commercial binary code end-user licenses). All Brooklyn IP Licenses are valid, binding and enforceable on all parties thereto, and, to the Knowledge of Brooklyn, there exists no event or condition that violates or breaches or will result in a violation or breach of, or otherwise constitutes (with or without due notice or lapse of time or both) a default by any party thereunder.

(g)          No Source Code for any of the Software constituting any Brooklyn Product has been licensed by Brooklyn or any of its Subsidiaries to a Person, or is subject to any Source Code escrow obligation.

(h)          Each Brooklyn and its Subsidiaries has: (i) taken reasonable measures to protect and preserve the confidentiality of all Trade Secrets created by or for Brooklyn or such Subsidiary or any third party Trade Secrets held by Brooklyn or such Subsidiary; and (ii) only disclosed any such Trade Secrets pursuant to the terms of a written agreement that requires the Person receiving such Trade Secrets to reasonably protect and not disclose such Trade Secrets.

(i)          Each current and former employee, officer, consultant and contractor of Brooklyn or any of its Subsidiaries who is or has been involved in the development (alone or with others) of any material Brooklyn Owned IP has executed and delivered to Brooklyn or a Subsidiary of Brooklyn a written Contract (copies of which have been made available to Brooklyn) that, as applicable: (i) assigns to Brooklyn or such Subsidiary, without any obligation of payment, all right, title and interest in and to any such Brooklyn Owned IP; and (ii) reasonably protects such Trade Secrets. In each case in which Brooklyn or a Subsidiary of Brooklyn has acquired ownership (or purported to acquire ownership) of any IP from any Person, Brooklyn or such Subsidiary has obtained a written assignment to irrevocably transfer ownership of all rights with respect to such IP to Brooklyn or such Subsidiary. None of Brooklyn or any of its Subsidiaries, nor, to the Knowledge of Brooklyn, any of their respective officers, employees, agents or contractors has done, or failed to do, any act or thing which may, prejudice the validity or enforceability of the Brooklyn Owned IP. No Person (other than Brooklyn or a Subsidiary of Brooklyn) has an ownership interest or ownership right in or to any improvements, modifications, enhancements, customization or derivatives of any Brooklyn Owned IP.

(j)           Neither Brooklyn nor any Subsidiary of Brooklyn used or distributed Open Source Software in a manner that (i) requires the disclosure or distribution in source code form of the Brooklyn Software, (ii) requires the licensing of any Brooklyn Owned IP, or any portion of any of the Brooklyn Products (other than such Open Source Software), for the purpose of making derivative works, or (iii) imposes a restriction on the consideration to be charged for the distribution of any of the Brooklyn Products.

4.12        FDA Compliance.

(a)          The studies, tests, preclinical development and clinical trials conducted by or on behalf of Brooklyn are being conducted in all material respects in accordance with all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act and 21 C.F.R. parts 50, 56, 58, and 312. The descriptions of, protocols for, and data and other results of, the studies, tests, development and trials conducted by or on behalf of Brooklyn that have been furnished or made available to Seller are accurate and complete. To Brooklyn’s Knowledge, there are no studies, tests, developments or trials the results of which reasonably call into question the results of the studies, tests, developments and trials conducted by or on behalf of Brooklyn, and Brooklyn has not received any notices or correspondence from the FDA or any other Governmental Body or any Institutional Review Board or comparable authority requiring the termination, suspension or material modification of any studies, tests, preclinical development or clinical trials conducted by or on behalf of Brooklyn.

(b)         Brooklyn possesses all permits, licenses, registrations, certificates, authorizations, orders and approvals from the appropriate Governmental Bodies necessary to conduct its business, including all such permits, licenses, registrations, certificates, authorizations, orders and approvals required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of drugs, pharmaceuticals, medical devices or biohazardous materials. Brooklyn has not received any notice of proceedings relating to the suspension, modification, revocation or cancellation of any such permit, license, registration, certificate, authorization, order or approval. Neither Brooklyn nor, to Brooklyn’s Knowledge, any officer, employee or agent of Brooklyn or any of its Subsidiaries has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar Legal Requirement of any other Governmental Body, (B) debarment, suspension, or exclusion under any Federal Healthcare Programs or by the General Services Administration, or (C) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any governmental entities. Neither Brooklyn nor any of its officers, employees, or to the Knowledge of Brooklyn, any of its contractors or agents is the subject of any pending or threatened investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar governmental entity pursuant to any similar policy. Neither Brooklyn nor any of its officers, employees, contractors, and agents has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental entity to invoke a similar policy. Neither Brooklyn nor, to Brooklyn’s Knowledge, any of its officers, employees, contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to FDA or any similar governmental entity.

4.13        No Stop Order. No stop order or suspension of trading has been imposed as of the date hereof by the NYSE American, FINRA, the Securities and Exchange Commission or any other governmental authority or regulatory body with respect to public trading in the Brooklyn Common Stock.

4.14        Tax Matters.

(a)          Brooklyn and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Brooklyn and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Brooklyn know of no basis for any such claim.

(b)          Brooklyn is treated as a corporation for U.S. federal income tax purposes.

4.15        Non-Contravention; Consents.

(a)          Neither (i) the execution, delivery or performance of this Agreement or any of the other Transaction Documents nor (ii) the consummation of the Transactions, will (with or without notice or lapse of time) contravene, conflict with or result in a violation of: (A) any of the provisions of the certificate of incorporation or bylaws (or equivalent governing documents) of Brooklyn or Merger Sub, (B) any resolution to be adopted by the stockholders or board of directors of Brooklyn or Merger Sub; or (C) any provision of any material contract by which Brooklyn or Merger Sub is bound, except for any such contravention, conflict or breach that would not reasonably be expected to result in a material adverse effect on Brooklyn’s or Merger Sub’s ability to consummate the Transactions.

(b)          Neither Brooklyn nor Merger Sub will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (i) the execution, delivery or performance of this Agreement or any of the other Contracts or documents referred to in this Agreement or (ii) the consummation of the Transactions, except for (A) the consent of Brooklyn’s board of directors, (B) the consent of Merger Sub’s board of directors and stockholders, (C) any filing, notice or Consent that, if not made or obtained, would not reasonably be expected to result in a material adverse effect on Brooklyn’s ability to consummate the Transactions.

4.16        Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with any of the Transactions based upon arrangements made by or on behalf of Brooklyn or its Affiliates.

4.17       Acknowledgment. Each of Brooklyn and Merger Sub acknowledges and agrees that it has conducted its own independent review and analysis of the business, assets, condition and operations of Seller, Parent and the Company. In entering into this Agreement, Brooklyn and Merger Sub have relied solely upon their own investigation and analysis and the representations and warranties of the Company Group set forth in this Agreement, and each of Brooklyn and Merger Sub acknowledges that, (a) other than as set forth in this Agreement, none of the members of the Company Group, or any of their respective Subsidiaries, directors, officers, employees, Affiliates, stockholders, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to each of Brooklyn and Merger Sub and their respective agents or representatives prior to the execution of this Agreement and (b) in entering into this Agreement and the other Transaction Documents neither Brooklyn nor Merger Sub has relied on any statements made by or on behalf of any member of the Company Group, or any of their respective Subsidiaries, directors, officers, employees, Affiliates, stockholders, agents or representatives except for the representations and warranties set forth in Article 3 of this Agreement.

Article 5.
Covenants

5.1         Public Disclosure. Following the Closing, Brooklyn or the Surviving Corporation may issue or disseminate a press release and a Current Report on Form 8-K regarding the existence or terms of this Agreement, in substantially the form agreed to with to Seller prior to the Closing Date. No other Party shall issue or disseminate any press release or other publicity or otherwise make any disclosure of any nature regarding the existence or terms of this Agreement; provided, that (i) any Parent Stockholder that is a private equity or venture capital fund and its Affiliates may provide information about the subject matter of this Agreement in connection with fundraising, marketing, informational, transactional or reporting activities, provided that it has the prior written consent of Brooklyn, (ii) nothing contained herein shall limit or restrict the right of any Party or any Affiliate thereof in respect of any Claim, and (iii) Brooklyn may make such other filings and notices in a manner and time required by the SEC, the rules of the NYSE American, and may make such other public announcement, regulatory filing, statement or comment to comply with Legal Requirements or stock exchange rules.

5.2          Tax Matters.

(a)          In the case of any Straddle Period, the real, personal and intangible property Taxes imposed upon any member of the Company Group allocable to the Pre-Closing Tax Period shall be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and the Taxes (other than real, personal and intangible Taxes) imposed upon any member of the Company Group allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended on the Closing Date, provided that, in the case of any Taxes attributable to the ownership of any interest in any “controlled foreign corporation” (within the meaning of Section 957(a) of the Code or any comparable state, local or non-U.S. Law), such computation shall be made as if the taxable period of such controlled foreign corporation ended as of the end of the day on the Closing Date (whether or not such Taxes arise in a Straddle Period of the applicable owner), provided further that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated between the period Pre-Closing Tax Period and the period after the date hereof in proportion to the number of days in each period. Notwithstanding anything to the contrary herein, transactions that occur on the Closing Date but after the Closing and that are not incurred in the ordinary course of business of any member of the Company Group shall be considered to be attributable to the period that commences on the day following the Closing Date. For the avoidance of doubt, all matters relating to Transfer Taxes (as defined herein) are governed by Section 5.2(d).

(b)         Brooklyn shall be responsible for the preparation and filing of any Tax Return with respect to any member of the Company Group that is required to be filed after the Closing Date. Each such Tax Return for a Pre-Closing Tax Period shall be completed in accordance with the past practices of the applicable member of the Company Group, except as required by Legal Requirements. Each such Tax Return that is an income Tax Return shall be submitted to Seller for Seller’s review at least thirty days prior to the due date of such Tax Return (after taking into account all valid extensions); Brooklyn shall consider, in good faith, all reasonable comments made by Seller in writing within ten days prior to the due date for filing any such Tax Return. Brooklyn shall make all payments required with respect to any such Tax Returns.

(c)          The Parties shall provide assistance to each other as reasonably requested in preparing and filing Tax Returns and responding to any audits or other proceedings relating to Taxes, provide reasonably detailed notice of any such audits or other proceedings sufficient to apprise each other of the nature of the Claim, make available to each other as reasonably requested all relevant information, records, and documents, including workpapers, relating to Taxes of each member of the Company Group, and retain any books and records that could reasonably be expected to be necessary or useful in connection with any preparation of any Tax Return, or for any audits or other proceedings relating to Taxes.

(d)        One-half of any applicable transfer Taxes (including sales, property, use, excise, stock, stamp, documentary, filing, recording, permit, license, authorization and similar Taxes, filing fees and other similar charges), including any penalties, interest and additions to Tax (“Transfer Taxes”) payable in connection with this Agreement, the transactions contemplated by this Agreement or the documents giving effect to such transactions shall be the responsibility of and shall be timely paid by Brooklyn and the remaining one-half of any such Transfer Taxes shall be timely paid by Seller. The Parties shall cooperate with each other in connection with the filing of any Tax Returns relating to Transfer Taxes, including joining in the execution of any such Tax Return or other documentation where necessary. Brooklyn and Seller shall, upon request of the other Party, use their commercially reasonable efforts to obtain any certificate or other document from any Person as may be necessary to mitigate, reduce or eliminate any Transfer Tax. Unless otherwise required by applicable Law, Brooklyn shall be responsible for preparing and timely filing any Tax Return relating to Transfer Taxes and shall promptly provide to Seller copies of all filed Tax Returns relating to Transfer Taxes and reasonable evidence that all Transfer Taxes have been timely paid, provided that no later than five (5) Business Days prior to the due date for any such Tax Return relating to Transfer Taxes, Seller shall pay to Brooklyn one-half of the reasonable costs incurred by or on behalf of Brooklyn in preparing and filing such Tax Returns and one-half of any Transfer Taxes due and payable with such Tax Return.

(e)          Brooklyn and Seller shall cooperate reasonably in (i) preparing and filing all Tax Returns with respect to the members of the Company Group, including the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney and other materials reasonably necessary or helpful for the preparation of such Tax Returns and (ii) giving the other party timely written notice of and responding to any inquiries, audits or similar proceedings by any Governmental Body of any member of the Company Group.

(f)          Seller shall be entitled to any refunds (including any interest paid thereon by a Governmental Body) of Taxes of any member of the Company Group attributable to taxable periods (or portions thereof) ending on or before the Closing Date. Brooklyn shall notify Seller in writing of the availability of any such refund and upon receipt of such written notice, Seller shall promptly notify Brooklyn in writing if Seller desires Brooklyn to claim such refund. Following receipt of such written notice of Seller’s request for Brooklyn to claim such refund, Brooklyn and its Affiliates shall reasonably cooperate with Seller in obtaining any refund to which Seller is entitled under this Section 5.2(f). Brooklyn shall promptly forward to or reimburse Seller for any such refunds (including any interest paid thereon by a Governmental Body) due to Seller after receipt thereof from the applicable Governmental Body, net of any reasonable out-of-pocket expenses and any Taxes that Brooklyn or the applicable member of the Company Group incur with respect to such refund.

(g)         Brooklyn shall not (and shall not cause or permit any member of the Company Group to) file, amend, re-file or otherwise modify any Tax Return or Tax election, initiate any voluntary disclosure, or agree to the waiver or any extension of the statute of limitations, in each case, for any member of the Company Group with respect to any taxable period (or portion thereof) ending on or before the Closing Date, without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed).

5.3         Non-Competition and Non-Solicitation.

(a)          For a period of five years following the date of this Agreement, Seller shall not:

(i)           directly or indirectly engage or assist others in engaging in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than one percent of the outstanding stock of a publicly held company) that is competitive, with the business of Brooklyn, the Surviving Corporation, or the Company, including engagement in the Business;

(ii)          either alone or in association with others, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers, or business partners of Brooklyn, the Surviving Corporation, or the Company; or

(iii)         either alone or in association with others, solicit, induce or attempt to induce, any employee or independent contractor of Brooklyn, the Surviving Corporation, or the Company to terminate his or her employment or other engagement with Brooklyn, the Surviving Corporation, or the Company.

(b)         Seller agrees that irreparable harm would occur in the event that the provisions of this Section 5.3 are not performed by Seller in accordance with their specific terms or are otherwise breached. Accordingly, Seller agrees Brooklyn shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 5.3 by Seller and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any province thereof having jurisdiction, this being in addition to any other remedy to which Brooklyn may be entitled at law or in equity.

5.4         Further Assurances. Each Party shall execute and cause to be delivered to each other Party such instruments and other documents, and shall take such other actions, as such other Party may reasonably request (at or after the Closing), at the expense of the requesting Party, for the purpose of carrying out or evidencing any of the Transactions.

5.5         Records. Each Party shall reasonably cooperate with, and make available (or cause to be made available) to, each other Party, during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained, remaining in existence or continuing to be employed after the Closing Date that are necessary or useful in connection with any Tax inquiry, audit, or dispute, or any litigation or investigation conducted by a Person who is not a Party. The Party requesting access to any such books and records, information or employees shall bear all of the out-of-pocket costs and expenses reasonably incurred in connection with providing such books and records, information or employees.

5.6         D&O Indemnification. From and after the Closing, Brooklyn shall, and shall cause the Surviving Corporation and its Subsidiaries to, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, each Person who is now, or has been at any time prior to the date hereof, an officer or director of Parent (each, a “D&O Indemnified Party”), against all Damages or amounts that are paid in settlement of or in connection with any Claim based in whole or in part on or arising in whole or in part out of the fact that such Person is or was an officer or director of Parent, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Closing, whether asserted or claimed prior to, or at or after, the Closing (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) to the same extent that such Persons are indemnified or have the right to advancement of expenses as of the date hereof by Parent pursuant to the organizational documents and indemnification agreements of Parent, if any, in existence on the date hereof and made available in the Data Room with any D&O Indemnified Party. Each D&O Indemnified Party is an express third-party beneficiary of this Section 5.6 and shall have full power, authority and standing to enforce the obligations of Brooklyn pursuant to this Section 5.6 in his, her or its name and stead.

Article 6.
Survival; Indemnification

6.1          General Survival; Limitations.

(a)          Subject to Section 6.1(c):

(i)
the representations and warranties made by Seller in this Agreement and the other Transaction Documents shall survive the Closing and continue in full force and effect until 11:59 p.m. (Eastern time) on July 16, 2022, provided that if, at any time on or prior to such time, Brooklyn (on behalf of itself or any Brooklyn Indemnitees) delivers to the Sellers’ Representative a Claim Notice containing the information required by Section 6.4(a) alleging the existence of an inaccuracy in or a breach of any of such representations and warranties and asserting a claim for recovery under Section 6.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved;

(ii)
notwithstanding anything to the contrary in this Agreement, no Brooklyn Indemnitees shall be entitled to indemnification for any Damages arising solely from a claim for indemnification pursuant to Section 6.2(a)(i) unless such claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Damages in excess of $10,000 (the “Claim Threshold” and any such claim that exceeds the Claim Threshold, a “Brooklyn Indemnifiable Claim”) and unless and until the aggregate amount of all Damages under all Brooklyn Indemnifiable Claims shall exceed $100,000 (the “Basket”), at which time all Damages incurred in excess of the Basket shall be subject to indemnification hereunder (subject to Section 6.1(a)(iii)); and

(iii)	recovery of the Escrowed Shares shall be the sole recourse for Brooklyn Indemnitees for the obligations set forth in Section 6.2(a).

(b)          All representations and warranties made by Brooklyn shall terminate and expire as of the Closing Date, and any liability of Brooklyn with respect to such representations and warranties shall thereupon cease.

(c)          Notwithstanding anything to the contrary contained in this Agreement:

(i)
the limitations set forth in Section 6.1(a)(ii) shall not apply to the representations and warranties, and the indemnification obligations relating thereto, set forth in Sections 3.1, 3.3, 3.5, 3.6, 3.7, 3.19, and 3.28; and

(ii)	the limitations set forth in Section 6.1(a) shall not apply to any claim of Fraud, claims for which shall survive the Closing may be brought for a period of six years following the Closing.

(d)          The covenants and agreements of the Parties contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Closing shall survive the Closing.

6.2          Indemnification.

(a)         From and after the Closing Date (but subject to Section 6.1 and the other terms of this Agreement), the Founders shall, severally and not jointly in proportion to their respective membership interests in Seller immediately prior to the Closing, hold harmless and indemnify each of the Brooklyn Indemnitees from and against any Damages that are directly or indirectly suffered or incurred at any time by any of the Brooklyn Indemnitees or to which any of the Brooklyn Indemnitees may otherwise directly or indirectly become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of:

(i)	any inaccuracy in or breach of any representation or warranty made by Seller or Parent in this Agreement;

(ii)	any breach of any covenant or obligation of Seller or Parent in this Agreement;

(iii)	except to the extent reflected in the calculation of Indebtedness, any Pre‑Closing Taxes;

(iv)	any inaccuracies in the Closing Statement or the Consideration Spreadsheet, including with respect to the Closing Cash;

(v)	any matter set forth in numbered paragraphs 1, 2, 3, 4, and 6 of Section 3.24 of the Disclosure Schedule; and

(vi)	any Indebtedness of the Company Group other than the Closing Indebtedness.

(b)          From and after the Closing Date (but subject to Section 6.1 and the other terms of this Agreement), the Seller Indemnifying Parties shall, severally and not jointly in proportion to the respective amounts of combined Merger Consideration and NoveCite Cash Consideration received by each of them, hold harmless and indemnify each of the Brooklyn Indemnitees from and against any Damages that are directly or indirectly suffered or incurred at any time by any of the Brooklyn Indemnitees or to which any of the Brooklyn Indemnitees may otherwise directly or indirectly become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of any Fraud on the part of Seller or Parent.

(c)        If the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Brooklyn shall also be deemed to have incurred Damages as a result of such inaccuracy or breach.

(d)          The Parties agree that, other than in cases of Fraud, cancellation of the Escrowed Shares shall be the sole recourse for Brooklyn Indemnitees for the obligations of the Seller Indemnifying Parties set forth in this Article 6.

6.3         Satisfaction of Claims. Any amounts owed to a Brooklyn Indemnitee on account of a Brooklyn Indemnifiable Claim hereunder, other than a Brooklyn Indemnifiable Claim pursuant to Section 6.2(b) shall be satisfied by release of such number of Escrowed Shares as is equal to the amount of Damages associated with such Brooklyn Indemnifiable Claim (valued at a price per Escrowed Share equal to the BTX Per Share Price); provided, however, that if the amount of such Damages exceeds the value of the Escrowed Shares (valued at a price per Escrowed Share equal to the BTX Per Share Price) then held by the Escrow Agent, the Brooklyn Indemnitee shall be entitled to a release of all remaining Escrowed Shares. In the event a Brooklyn Indemnitee is entitled to a release of Escrowed Shares on account of a Brooklyn Indemnifiable Claim made before July 16, 2022, and the Escrow Agent receives Joint Written Directions, or a Final Order (each as defined in the Escrow Agreement) in connection with such Brooklyn Indemnifiable Claim, the Escrow Agent shall exercise its rights under the Stock Power (as defined in the Escrow Agreement) delivered to the Escrow Agent at the Closing and release to such Brooklyn Indemnitee in accordance with the Escrow Agreement such number of Escrowed Shares as is equal in value (valued at a price per Escrowed Share equal to the BTX Per Share Price) to the amount of Damages set forth in such Joint Instructions, Arbitration Award or Court Order.

6.4          Claim Procedures. Any Claim for indemnification, compensation or reimbursement pursuant to Article 6 by Brooklyn on behalf of itself or another Brooklyn Indemnitee (and, at the option of Brooklyn, any claim based upon Fraud) shall be brought and resolved as follows:

(a)          If any Indemnitee has or claims in good faith to have incurred or suffered, or believes in good faith that it may incur or suffer, Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Article 6 or for which it is or may otherwise be entitled to a monetary remedy relating to this Agreement or the transactions contemplated hereby, such Indemnitee may deliver a claim notice (a “Claim Notice”) to the Sellers’ Representative on behalf of the Seller Indemnifying Parties. Each Claim Notice shall (i) state that the Indemnitee believes in good faith that the Indemnitee is entitled to indemnification, compensation or reimbursement under Article 6 or is or may otherwise be entitled to a monetary remedy relating to this Agreement or the transactions contemplated hereby, (ii) contain a brief but reasonable description of the facts and circumstances supporting the Indemnitee’s claim and (iii) if practicable, contain a non-binding, preliminary, good faith estimate of the amount to which the Indemnitee might be entitled (the aggregate amount of such estimate, as it may be modified by the Indemnitee in good faith from time to time, being referred to as the “Claimed Amount”).

(b)         During the thirty-day period commencing upon receipt by the Sellers’ Representative of a Claim Notice from an Indemnitee (the “Dispute Period”), the Sellers’ Representative (on behalf of the Seller Indemnifying Parties) may deliver to the Indemnitee a written response in which the Sellers’ Representative (i) agrees that the full Claimed Amount is owed to the Indemnitee, (ii) agree that part, but not all, of the Claimed Amount is owed to the Indemnitee, or (iii) indicate that no part of the Claimed Amount is owed to the Indemnitee. If the Response Notice is delivered in accordance with clause (ii) or (iii) of the preceding sentence, the Response Notice shall also contain a brief and reasonable description of the facts and circumstances supporting the claim that only a portion or no part of the Claimed Amount is owed to the Indemnitee, as the case may be. Any part of the Claimed Amount that is not agreed to be owed to the Indemnitee pursuant to the Response Notice (or the entire Claimed Amount, if the Sellers’ Representative asserts in the Response Notice that no part of the Claimed Amount is owed to the Indemnitee) being referred to as the “Contested Amount” (it being understood that the Contested Amount shall be modified from time to time to reflect any good faith modifications by the Indemnitee to the Claimed Amount). If a Response Notice is not received by the Indemnitee from the Sellers’ Representative prior to the expiration of the Dispute Period, then the Indemnifying Party shall be conclusively deemed to have agreed that an amount equal to the full Claimed Amount shall be owed to the Indemnitee and shall be payable in accordance with Section 6.3.

(c)         If the Sellers’ Representative delivers a Response Notice to the Indemnitee during the Dispute Period indicating that there is a Contested Amount, the Sellers’ Representative and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Sellers’ Representative and the Indemnitee resolve such dispute, such resolution shall be binding on the Indemnifying Party and such Indemnitee and a settlement agreement stipulating the amount owed to such Indemnitee (the “Stipulated Amount”) shall be signed by such Indemnitee and the Seller’s Representative (on behalf of the Seller Indemnifying Parties). Thereafter, the Seller Indemnifying Party, the Sellers’ Representative and Brooklyn shall promptly, subject to the terms of Section 6.3 and the other terms of this Article 6, deliver a Joint Written Instruction to the Escrow Agent with respect to the Stipulated Amount in accordance with Section 6.3.

6.5          Dispute Resolution.

(a)         Disputes. In the event that there is a dispute relating to any Claim Notice or Contested Amount (whether it is a matter between the Indemnitee, on the one hand, and the Indemnifying Parties, on the other hand, or is a matter that is subject to a Claim or Legal Proceeding asserted or commenced by a third party brought against the Indemnitee), such dispute (an “Arbitrable Dispute”) shall be settled by binding arbitration, and the Brooklyn Indemnitee or Brooklyn, on the one hand, and the Sellers’ Representative (on behalf of the Indemnifying Parties), on the other hand, shall countersign all documents required in connection with the commencement of any such arbitration within five Business Days after receiving a written request from the other. Notwithstanding the preceding sentence, nothing in this Section 6.5 shall prevent the Indemnitee from seeking preliminary injunctive relief from a court of competent jurisdiction pending settlement of any Arbitrable Dispute.

(b)          Arbitration. Except as specifically stated herein, any Arbitrable Dispute shall be resolved by mandatory, final and binding arbitration to be held in Boston, Massachusetts and, except as herein specifically stated, in accordance with the J.A.M.S. Comprehensive Arbitration Rules and Procedures then in effect (the “J.A.M.S. Rules”). The arbitration provisions of this Section 6.5(b) shall govern over any conflicting rules that may now or hereafter be contained in the J.A.M.S. Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute. The Arbitrator may not assign a value greater than the greatest value claimed for by the Indemnitee or smaller than the smallest value asserted in defense by the Indemnifying Party or the Sellers’ Representative on its behalf. The decision of the arbitrator as to the validity and amount of any claim in the relevant Claim Notice (the “Award”) shall be nonappealable, final, conclusive, and binding upon the parties to this Agreement and the Indemnifying Parties. If the arbitrator grants an Award to an Indemnitee, then, subject to any applicable limitations set forth in this Article 6, each Indemnifying Party shall, within ten Business Days following the date of the Award, pay to the applicable Indemnitee in cash such Indemnifying Party’s pro rata portion of such Award; provided, that other than in the case of indemnification for Fraud pursuant to Section 6.2(a)(iv), recovery of the Escrowed Shares shall be the sole recourse for Brooklyn Indemnitees for the obligations of the Seller Indemnifying Parties set forth in this Article 6.

(c)          Compensation of Arbitrator. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by Brooklyn together with the Sellers’ Representative (on behalf of the Seller Indemnifying Parties) or by J.A.M.S., but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

(d)         Selection of Arbitrator. Brooklyn and the Sellers’ Representative (on behalf of the Seller Indemnifying Parties) will cooperate with Judicial Arbitration & Mediation Services or its successor (“J.A.M.S.”) in promptly selecting from a list of arbitrators who are lawyers familiar with Delaware contract law one arbitrator from the J.A.M.S. panel of neutrals; provided, however, that (i) such arbitrator cannot work for a firm then performing services for either party and (ii) each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish. In the event that Brooklyn and the Sellers’ Representative cannot agree on an arbitrator within three Business Days after either party’s issuance of a written demand for arbitration, J.A.M.S. will select the arbitrator pursuant to the J.A.M.S. Rules.

(e)          Payment of Costs. Brooklyn and the Sellers’ Representative (on behalf of the Indemnifying Parties) will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined pursuant to Section 6.5(i), all costs, fees and expenses related to the arbitration, including fees and expenses of attorneys, consultants, experts and other professionals incurred by the prevailing party.

(f)          Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the Award, which shall be consistent with such findings of fact and conclusions of law and written opinion.

(g)          Terms of Arbitration. The arbitrator chosen in accordance with the provisions of this Section 6.5 will not have the power to alter, amend or otherwise affect the provisions of this Agreement, including the terms of these arbitration provisions.

(h)         Confidentiality. At the request of Brooklyn or the Sellers’ Representative (on behalf of the Indemnifying Parties), the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reporters, or other Persons present at an arbitration shall agree in writing to maintain the strict confidentiality of the proceedings.

(i)           Prevailing Party. For purposes of this Section 6.5, in any arbitration pursuant to this Section 6.5 in which any claim or the amount thereof stated in the Claim Notice is at issue, the Indemnitee shall be deemed to be the non-prevailing party unless the arbitrator awards the Indemnitee 50% or more of the amount in dispute, in which case the Indemnifying Parties shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator and the administrative fee of J.A.M.S.

(j)           Exclusive Remedy. Except as expressly provided in this Agreement, the arbitration contemplated by this Section 6.5 shall be the sole and exclusive remedy of the parties for any Dispute.

6.6          Defense of Third Party Claims.

(a)        Defense of Claims by Indemnitee. Subject to Section 6.6(b), in the event of the assertion or commencement by any Person of any Claim or Legal Proceeding (whether against Seller, Surviving Corporation, Brooklyn or any other Person) with respect to which any Indemnifying Party may become obligated to hold harmless or indemnify any Indemnitee pursuant to Article 6, such Indemnitee shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own with a single counsel reasonably satisfactory to the Sellers’ Representative. If an Indemnitee so proceeds with the defense of any such Claim or Legal Proceeding, subject to the other provisions of Article 6, all reasonable expenses relating to the defense of such Claim or Legal Proceeding (and all amounts due pursuant to any settlement, adjustment or compromise of such Claim or Legal Proceeding) shall be borne and paid exclusively by the Indemnifying Parties (subject to the limitations in Section 6.1(a)(iii)). If the Indemnitee does not elect to proceed with the defense of any such claim or Legal Proceeding, the Indemnifying Party may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to the Indemnitee.

(b)        Defense of Claims by the Indemnifying Party. In the event (i) any Person asserts or commences any Claim or Legal Proceeding (whether against Seller, Surviving Corporation, Brooklyn or any other Person) with respect to which an Indemnifying Party may become obligated to hold harmless or indemnify any Indemnitee pursuant to Article 6 and (ii) the amount of Damages that the Indemnitee believes in good faith that the Indemnitees may incur or suffer relating to such claim or Legal Proceeding, together with the amount of potential Damages relating to other pending claims under this Article 6, does not exceed the amount that may be withheld and deducted in accordance with Section 6.3, the Indemnifying Party shall have the right, at its election and expense, to proceed with the defense of such Claim or Legal Proceeding on their own with counsel reasonably satisfactory to the Indemnitee. If the Indemnifying Party does not elect to proceed with the defense of any such Claim or Legal Proceeding or if at any time the Indemnitee determines in good faith that the Damages relating to such Claim or Legal Proceeding reasonably could exceed the limitation set forth in Section 6.3, the Indemnitee may elect to proceed with the defense of such Claim or Legal Proceeding with a single counsel reasonably satisfactory to the Indemnifying Party and all reasonable expenses relating to the defense of such claim or Legal Proceeding (and all amounts due pursuant to any settlement, adjustment or compromise of such claim or Legal Proceeding) shall be borne and paid exclusively by the Indemnifying Parties (subject to the limitations in Section 6.1(a)(iii)).

(c)        General. No Indemnifying Party may settle, adjust or compromise any such Claim or Legal Proceeding without the prior written consent of the Indemnitee (which consent may not be unreasonably withheld, conditioned or delayed). Each Indemnitee shall give the Indemnifying Party prompt notice of the commencement of any such Legal Proceeding against an Indemnitee, provided that any failure on the part of an Indemnitee to so notify an Indemnifying Party shall not limit any of the obligations of any Indemnifying Party under Article 6 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). The party not controlling the defense of such claim or Legal Proceeding (the “Non-Controlling Party”) may participate in any Claim or Legal Proceeding at its own expense (other than any fees and expenses of counsel to the Indemnitee that are incurred prior to the date the Indemnifying Party assumes control of the defense, which, notwithstanding the foregoing, shall be considered “Damages” for purposes of this Agreement). The party controlling the defense of such claim or Legal Proceeding (the “Controlling Party”) shall (i) keep the Non-Controlling Party advised of the status of such claim or Legal Proceeding and the defense thereof (including all material developments and events relating thereto) and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto and (ii) make available to the Non-Controlling Party any documents or materials in its possession or control that may be necessary to understand the defense of such claim. The Non-Controlling Party shall furnish the Controlling Party with such information as it may have with respect to such claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise reasonably cooperate with and assist the Controlling Party in the defense of such Claim or Legal Proceeding.

6.7         Mitigation; Defenses. Notwithstanding anything in this Agreement to the contrary, no Brooklyn Indemnitee will be entitled to indemnification under any provision of this Agreement for any amount to the extent such Brooklyn Indemnitee or any of its Affiliates has been indemnified for such amount under any other provision of this Agreement or the Exhibit or Disclosure Schedule attached to this Agreement, or any other document executed in connection with this Agreement or otherwise. The amount of any Damages incurred by a Brooklyn Indemnitee shall be reduced by the net amount such Brooklyn Indemnitee or any Affiliate thereof actually recovers from (a) any insurer or (b) other party liable for such Damages, less the net present value of any future increase in premiums, if such increase is a direct result of such Damages, payable by such Brooklyn Indemnitee and less the costs of recovering such amounts, and Brooklyn shall use commercially reasonable efforts to effect any such recovery. Brooklyn shall use its commercially reasonable efforts to mitigate its Damages upon and after becoming aware of any event which could reasonably be expected to give rise to any Damages.

6.8         Exclusive Remedy. Except in the event of Fraud and except for equitable remedies, from and after the Closing Date the rights to indemnification set forth in this Article 6 shall be the sole and exclusive remedy of the Indemnitees with respect to any breach of any representation, warranty or covenant set forth in this Agreement or any of the other matters set forth in Section 6.2.

6.9         Exercise of Remedies Other Than by Brooklyn. Brooklyn (or any successor thereto or assign thereof) shall be required to be a party to any claim on behalf of any Brooklyn Indemnitee. No Buyer Indemnitee other than Brooklyn (or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Brooklyn (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

6.10        No Effect of Materiality. Notwithstanding anything in this Agreement to the contrary, for purposes of the indemnification obligations under this Article 6, all of the representations and warranties contained in this Agreement or in any certificate furnished pursuant to this Agreement that are qualified as to materiality, Company Group Material Adverse Effect, or any similar qualification or standard shall be deemed to have been made without any such qualification or standard solely for purposes of determining the amount of Damages resulting from or arising out of any such breach of representations or warranties (but such qualifiers shall not be disregarded in determining whether there was a breach or inaccuracy).

6.11       Treatment of Indemnity Payments Between the Parties. Unless otherwise required by applicable Legal Requirements, all indemnification payments will constitute adjustments to the aggregate merger consideration for all Tax purposes, and no Party shall take any position inconsistent with such characterization.

6.12        Release of Escrowed Shares. On July 16, 2022, in accordance with the provisions of the Escrow Agreement, Brooklyn and the Sellers’ Representative will instruct the Escrow Agent to distribute any remaining Escrowed Shares, less the number of Escrowed Shares necessary for the satisfaction of any Claim for indemnification under Article 6 pending as of such date, in proportion to their relative membership interests in Seller immediately prior to the Effective Time.

Article 7.
Miscellaneous Provisions

7.1         No Waiver Relating to Claims for Fraud. The liability of any Person under Article 6 will be in addition to, and not exclusive of, any other liability that such Person may have at law or in equity based on such Person’s Fraud. Notwithstanding anything to the contrary contained in this Agreement, none of the provisions set forth in this Agreement, including the provisions set forth in Article 6, shall be deemed a waiver by any party of any right or remedy that such party may have at law or in equity based on any other Person’s Fraud, nor will any such provisions limit, or be deemed to limit (a) the amounts of recovery sought or awarded in any such Claim for Fraud, (b) the time period during which a Claim for Fraud may be brought, or (c) the recourse that any such party may seek against another Person with respect to a Claim for Fraud.

7.2          Sellers’ Representative.

(a)          Matthew Angel (the “Sellers’ Representative”) is hereby irrevocably appointed as the Sellers’ Representative with all the rights, powers and obligations contemplated by this Section 7.2, and any successor Sellers’ Representative(s) designated under this Section 7.2 as the sole, exclusive, true and lawful agent, representative and attorney-in-fact, with full power of substitution, for and on behalf of all Seller Indemnifying Parties, and each of them, with respect to any and all matters arising out of this Agreement following the Closing (including in connection with the Escrowed Shares) and the Escrow Agreement, including for purposes of taking any action or omitting to take action on behalf of all Seller Indemnifying Parties or each of them hereunder. All actions, notices, communications and determinations by or on behalf of Seller Indemnifying Parties in accordance herewith shall be given or made by the Sellers’ Representative and all such actions, notices, communications and determinations by the Sellers’ Representative shall conclusively be deemed to have been authorized by, and shall be binding upon, any and all Seller Indemnifying Parties. Without derogating from the generality of the foregoing, the Sellers’ Representative shall notify each Founder prior to taking any such action.

(b)          Without limiting the generality of the foregoing, from and after the Closing, the Sellers’ Representative shall have full power and authority to negotiate and sign all documents in connection with the transactions contemplated hereby and to grant, provide, negotiate and sign all waivers, consents, instructions and authorizations and to take all other actions called for under or contemplated by or that may otherwise be necessary or appropriate in connection with this Agreement or any of the foregoing agreements or instruments and to prosecute, defend and settle in the Seller’s’ Representative’s discretion all indemnification disputes (including hiring counsel and other litigation assistance) and to receive all notices, requests and demands that may be made under and pursuant to this Agreement. From and after the Closing, Brooklyn shall be entitled to deal exclusively with the Sellers’ Representative in respect of any matter arising under this Agreement and the Seller Indemnifying Parties shall be bound by all actions taken by the Sellers’ Representative in connection with such matters.

(c)          Should the Sellers’ Representative die, become legally incapacitated or bankrupt or, in the case of a successor Sellers’ Representative that is not a natural person, dissolve or liquidate, or otherwise similarly be unable to serve or to appoint a successor to serve in his stead, the Founder Majority shall designate in writing to Brooklyn within five Business Days a single Person to replace the Sellers’ Representative as the successor Sellers’ Representative hereunder. If at any time there shall not be a Sellers’ Representative and a Founder Majority fails to designate in writing a successor Sellers’ Representative within five Business Days after receipt of a written request delivered by Brooklyn to Seller requesting that a successor Sellers’ Representative be designated, then Brooklyn may petition a court of competent jurisdiction to appoint a new Sellers’ Representative hereunder. As used in this Section 7.2(c), “Founder Majority” means the consent or approval of Seller Indemnifying Parties who would be entitled to receive a majority of the Escrowed Shares if then distributed.

(d)          All of the costs and expenses incurred by the Sellers’ Representative in connection with this Agreement shall be payable by Seller. Any remaining funds not used by Sellers’ Representative will be distributed in accordance with Seller’s limited liability company operating agreement as then in effect upon conclusion of the Sellers’ Representative’s duties as the Sellers’ Representative.

(e)          The Sellers’ Representative shall not be liable to the Seller Indemnifying Parties for any act done or omitted hereunder in his, her or its capacity as the Sellers’ Representative, unless caused by his, her or its willful misconduct, bad faith or gross negligence. In all questions arising in respect of any matter arising under this Agreement, the Sellers’ Representative may rely on the advice of counsel and any action based upon such reliance shall relieve the Sellers’ Representative of any Liability hereunder. Brooklyn shall not be liable to Seller or the Seller Indemnifying Parties for any act done or omitted hereunder by the Sellers’ Representative.

(f)          Each Seller Indemnifying Party, severally, shall indemnify and defend the Sellers’ Representative and hold the Sellers’ Representative harmless against his, her or its pro rata share of any loss, Liability, deficiency, damage, cost, or expense or actions incurred by the Sellers’ Representative and arising out of or in connection with the acceptance, performance or administration of the Sellers’ Representative’s duties under this Agreement (including, to the extent applicable, the Escrow Agreement), including the reasonable fees and expenses of any legal counsel, accountants, auditors and other advisors retained by the Sellers’ Representative.

7.3          Fees and Expenses. Subject to Article 6, each Party shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such Party in connection with the Transactions, including all fees, costs and expenses incurred by such Party in connection with or by virtue of (a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions and (b) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of such transactions.

7.4         Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such Party may be entitled.

7.5         Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally to, or upon other actual receipt by, the Party to be notified, (b) if delivered by e-mail, (i) on the date sent if delivered on a Business Day prior to the end of normal business hours of the Party to be notified or (ii) otherwise, on the first Business Day following the date sent, (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All communications shall be sent to the respective Parties at their addresses or e-mail addresses as set forth below or to such address or e-mail address as subsequently modified by written notice given in accordance with this Section 7.4.

(a)          If to Brooklyn, the Surviving Corporation or the Company:

Brooklyn ImmunoTherapeutics, Inc.
Brooklyn Army Terminal
140 58th Street, Suite 2100
Brooklyn, NY 11220
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

K&L Gates LLP
State Street Financial Center
1 Lincoln Street
Boston, MA 02111
Attention: Mark L. Johnson
Email: mark.johnson@klgates.com

(b)          If to Seller:

Novellus LLC
[***]
[***]
[***]
Attention: Matthew Angel

(c)          If to Sellers’ Representative:

Matthew Angel
[***]
[***]
[***]

7.6          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. Electronic Signatures in Global and National Commerce (ESIGN) Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.7         Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Delaware.

7.8          Venue.

(a)         Except as otherwise provided in this Agreement, any action, suit or other Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement (including an action, suit or other Legal Proceeding based upon Fraud) shall be brought or otherwise commenced exclusively in the United States District Court for the District of Massachusetts or any Massachusetts state court located in Boston, Massachusetts, provided that if jurisdiction is not then available in any such court, then in any other Massachusetts state court. Each Party (i) expressly and irrevocably Consents and submits to the exclusive jurisdiction of the aforesaid courts in connection with any such action, suit or Legal Proceeding, (ii) agrees that each such court shall be deemed to be a convenient forum, and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or Legal Proceeding commenced in any of the aforesaid courts, any Claim that such Party is not subject personally to the jurisdiction of such court, that such action, suit or Legal Proceeding has been brought in an inconvenient forum, that the venue of such action, suit or Legal Proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(b)          Except as set forth in Article 6, any Claim for indemnification pursuant to Article 6 shall be brought and resolved exclusively in accordance with Article 6 (it being understood that, for the avoidance of doubt and without limiting any portion of Section 7.8(a), nothing in this Section 7.8(b) shall prevent any Indemnitee from seeking preliminary injunctive relief or any other equitable remedy from a court of competent jurisdiction).

7.9          Waiver of Jury Trial. Each of the Parties irrevocably waives any and all right to trial by jury in any action, suit or other Legal Proceeding arising out of or related to this Agreement or the Transactions.

7.10       Successors and Assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.11        Specific Performance. The Parties agree that, in the event of any breach or threatened breach by Seller or any member of the Company Group of any covenant, obligation or other provision set forth in this Agreement, Brooklyn shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to seek (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach. The Parties agree that, in the event of any breach or threatened breach by Brooklyn or the Surviving Corporation of any covenant, obligation or other provision set forth in this Agreement the Sellers’ Representative on behalf of the Seller Indemnifying Parties shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to seek (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

7.12       Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any Claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such Claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.13        Amendments. Any term of this Agreement may be amended or terminated only with the written Consent of all of the Parties.

7.14       Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

7.15        Parties in Interest. Except for the provisions of Article 6, none of the provisions of this Agreement is intended to provide any rights or remedies to any employee, creditor or other Person other than the Parties and their respective successors and assigns (if any).

7.16       Non-Recourse Parties. Notwithstanding any provision of this Agreement or otherwise, the Parties to this Agreement agree on their own behalf and on behalf of their respective Subsidiaries and Affiliates that this Agreement may only be enforced against, and any action, suit or claim for breach of this Agreement may only be made against, the Parties to this Agreement, and no Non-Recourse Party of a Party to this Agreement shall have any liability relating to this Agreement or any of the transactions contemplated herein.

7.17       Entire Agreement. This Agreement and the other agreements referred to in this Agreement constitute the full and entire understanding and agreement between the Parties with respect to the subject matter of this Agreement, and any other written or oral agreement relating to the subject matter of this Agreement existing between the Parties is expressly canceled.

7.18       Continuing Counsel. Brooklyn and Merger Sub each hereby acknowledges that Foley Hoag LLP (“Foley Hoag”) has acted as counsel to Seller and Parent with respect to this Agreement, the Merger and the transactions contemplated hereby. Each of Brooklyn and Merger Sub agrees that it will not, and will cause the Surviving Corporation not to, seek to disqualify Foley Hoag from acting or continuing to act as counsel to the Seller or the Sellers’ Representative (solely in his, her or its capacity as the Sellers’ Representative) and/or certain or all of the Indemnifying Parties in connection with a dispute hereunder or in any way related to any inquiry, investigation, claim, litigation, or proceeding relating to the Merger or the transactions contemplated hereby. Brooklyn and Merger Sub further agree that, as to all communications among any counsel for Seller, Parent or any Member, including, but not limited to, Foley Hoag or any outside or in-house counsel, and Seller, Parent, the Sellers’ Representative and/or any such Stockholder that relate to the Merger and the other transactions contemplated hereby (the “Privileged Information”), the attorney-client privilege and the expectation of client confidence belongs to Seller, the Sellers’ Representative and/or any such Member and may be controlled by Seller, the Sellers’ Representative and any such Members and shall not pass to or be claimed by Brooklyn, Merger Sub, the Surviving Corporation or any of their Affiliates. Neither Brooklyn nor Merger Sub will seek to obtain such communications, whether by seeking a waiver of the attorney-client privilege or through other means, and neither Foley Hoag nor any other counsel for Seller shall have any duty whatsoever to reveal or disclose to Brooklyn or Merger Sub any such Privileged Information. Notwithstanding the foregoing, in the event that a dispute arises between Brooklyn, the Surviving Corporation and its Affiliates, on the one hand, and a third party other than Seller, the Sellers’ Representative or a Member, on the other hand, Brooklyn, the Surviving Corporation and its Affiliates may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Parent, the Surviving Corporation nor its Affiliates may waive such privilege without the prior written consent of the Sellers’ Representative.

7.19        Interpretation. For purposes of this Agreement:

(a)	headings used in this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement;

(b)	any references in this Agreement to a Section or an Exhibit refer to a Section of, or an Exhibit attached to, this Agreement, unless specified otherwise;

(c)	the word “day” refers to a calendar day;

(d)	the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole;

(e)	the words “include,” “included,” “includes” and “including” as used in this Agreement shall not be construed so as to exclude any other thing not referenced or described;

(f)	the word “or” is not exclusive;

(g)	the definition given for any term in this Agreement shall apply equally to both the singular and plural forms of the term defined;

(h)	whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(i)
unless the context otherwise requires, (A) references in this Agreement to a Contract or other document (including this Agreement) mean such Contract or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (B) references in this Agreement to a statute means such statute as amended from time to time and include any successor legislation thereto and any rules and regulations promulgated thereunder; and

(j)	this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

[Signatures appear on following page]

In Witness Whereof, the Parties have executed this Agreement as of the date first written above.

Brooklyn ImmunoTherapeutics, Inc.

By:	/s/ Howard J. Federoff
Howard J. Federoff
Chief Executive Officer and President

Brooklyn Acquisition Sub, Inc.

By:	/s/ Howard J. Federoff
Howard J. Federoff
Chief Executive Officer and President

Novellus LLC

By:	/s/ Christopher Rohde
Christopher Rohde
President

Novellus, Inc.

By:	/s/ Christopher Rohde
Christopher Rohde
President

Sellers’ Representative

/s/ Matthew Angel
Matthew Angel

Signature Page to Agreement and Plan of Acquisition

Exhibit A

Certain Definitions

For purposes of this Agreement (including this Exhibit A):

“Accounting Principles” means (a) GAAP accounting practices consistently applied in accordance with the Company’s last audited Financial Statements and (b) to the extent not inconsistent with the foregoing, GAAP.

“Accrued Income Taxes” means an amount (which shall not be less than zero in any jurisdiction or with respect to any taxpaying entity) equal to the aggregate liability for income Taxes with respect to the members of the Company Group with respect to all Pre-Closing Tax Periods, determined as of the end of the day on the Closing Date, to the extent unpaid as of the Closing Date; provided, that for purposes of computing Accrued Income Taxes, (a) in the case of any Straddle Period, liability for income Taxes shall be apportioned to that portion of the Straddle Period that ends on the Closing Date in accordance with Section 5.2(a), (b) deferred Tax assets and deferred Tax liabilities shall be excluded (except as provided in clauses (d) and (f) below), (c) any liabilities for accruals or reserves established or required to be established under GAAP methodologies that require the accrual for contingent income Taxes or with respect to uncertain income Tax positions shall be included, (d) any overpayments of income Taxes (and any payments of estimated income Taxes) for any taxable period shall be taken into account, but only to the extent they have the effect of reducing (but not below zero in the applicable jurisdiction) the particular current income Tax liability in respect of which such overpayments or estimated payments, as applicable, were made, (e) any deferred income Tax liability under Section 965 of the Code (or any analogous or similar provision of Law) shall be included, (f) income Taxes for any taxable period resulting from deferred revenue, prepaid amounts or under Section 481 of the Code (or any similar provision of Law) as a result of a change in accounting method for income Tax purposes shall be included, (g) the determination shall be without regard to any transactions occurring on the Closing Date after the Closing outside the ordinary course of business (other than as explicitly contemplated by this Agreement), and (h) and deductions related to or arising as a result of the transactions contemplated in this Agreement shall be taken into account to the extent “more likely than not” (or at a higher level of confidence) deductible in a Pre-Closing Tax Period and applying the seventy percent safe-harbor election under Revenue Procedure 2011-29 to any “success based fees.”

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

“Agreement” means the Agreement and Plan of Acquisition to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

“Arbitrable Dispute” has the meaning set forth in Section 6.5(a) of this Agreement.

“Award” has the meaning set forth in Section 6.5(b) of this Agreement.

“Basket” has the meaning set forth in Section 6.1(a)(ii) of this Agreement.

“Brooklyn” has the meaning set forth in the Preamble.

“Brooklyn Charter Documents” has the meaning set forth in Section 4.1 of this Agreement.

“Brooklyn Common Stock” means shares of common stock, par value $0.005 per share, of Brooklyn.

“Brooklyn Data Room” means the contents of that certain online data room hosted by Box.com as of the close of business on the date that is two Business Days prior to the Closing Date.

“Brooklyn Disclosure Schedule” has the meaning set forth in Article 4 of this Agreement.

“Brooklyn Inbound Licenses” means any Contract pursuant to which Brooklyn or a Subsidiary of Brooklyn is authorized or otherwise permitted to access or exploit any other Person’s IP, including any Software license, Patent license, Copyright license, Trademark license, or any Contract pursuant to which Brooklyn or a Subsidiary of Brooklyn obtains a right to access or exploit a Person’s IP in the form of services, such as a software as a services Contract or a cloud services Contract.

“Brooklyn Indemnitees” means the following Persons: (a) Brooklyn; (b) Brooklyn’s current and future controlled Affiliates; (c) the respective officers and directors of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a), (b) and (c) above.

“Brooklyn IP” means any and all Technology and IP Rights exploited by, held for exploitation by, owned (in whole or in part), purported to be owned (in whole or in part) by or licensed to Brooklyn or any Subsidiary of Brooklyn.

“Brooklyn IP Licenses” means collectively all Brooklyn Inbound Licenses and Brooklyn Outbound Licenses.

“Brooklyn Material Adverse Effect” means any changes, events, effects, claims, circumstances and matters that, in the aggregate, would reasonably be expected to have a materially adverse effect on (a) the business, assets, properties or financial condition of Brooklyn, taken as a whole or (b) the ability of the Brooklyn to consummate the transactions contemplated by this Agreement, provided that the following shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a Brooklyn Material Adverse Effect: (i) any adverse change, event or effect arising from or relating to general business, political or economic conditions or the financial, credit or securities markets, including any change, event or effect relating to any war, acts of terrorism or similar events, unless any of the foregoing disproportionately affects Brooklyn; (ii) any adverse change, event, or effect arising from the announcement or pendency of the Transactions, including a customer’s reaction or response to the transactions contemplated by this Agreement, due to the identity of Seller, the Company Group or otherwise; (iii) any adverse change, event or effect relating to or affecting the industry in which Brooklyn provides services and products, unless such change, event or effect disproportionately affects Brooklyn in comparison to other participants in the industry in which Brooklyn operates; (iv) changes in Legal Requirements or interpretations thereof by any Governmental Body or changes in accounting rules applicable to Brooklyn; (v) compliance with the terms of, or taking any action permitted by, this Agreement; (vi) the failure of Brooklyn to meet or achieve the results set forth in any projection or forecast (provided that this clause (vii) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Brooklyn Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Brooklyn Material Adverse Effect)); (viii) pandemics, epidemics, disease outbreaks (including COVID-19 and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks), hostilities, acts of war (whether declared or undeclared), sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof, unless such change, event or effect disproportionately affects Brooklyn; and (ix) hurricanes, earthquakes, floods or other natural disasters.

“Brooklyn Outbound Licenses” means any Contract pursuant to which Brooklyn or a Subsidiary of Brooklyn authorizes or otherwise permits any other Person to access or exploit any Brooklyn Owned IP, including any Software license, Patent license, Copyright license, Trademark license, or any Contract pursuant to which a Person obtains a right to access or exploit any Brooklyn Owned IP in the form of services, such as a software as a services Contract or a cloud services Contract.

“Brooklyn Owned IP” means any Technology and IP Rights that are owned, or purported to be owned, by Brooklyn or a Subsidiary of Brooklyn.

“Brooklyn Product(s)” means collectively: (a) all products and service offerings that are currently being marketed, offered, sold, distributed, or otherwise made commercially available by Brooklyn or any Subsidiary of Brooklyn; and (b) were historically provided, leased, licensed, sold, marketed, distributed, or made commercially available by Brooklyn or any Subsidiary of Brooklyn to third parties, and from which Brooklyn or any Subsidiary of Brooklyn currently derives or recognizes any material revenue (including revenue associated with maintenance or service agreements).

“Brooklyn Registered IP” means, collectively, any IP Rights owned by, filed in the name of, or applied for, by Brooklyn or any Subsidiary of Brooklyn that is the subject of an application or registration with any Governmental Body, including any application or registration for any Patent, Copyright, Trademark, or Domain Name.

“BTX Per Share Price” has the meaning set forth in Section 2.2(a) of this Agreement.

“Business” means the business of Seller and the Company Group, such business as conducted as of the date of this Agreement.

“Business Day” means a day other than a Saturday or Sunday on which commercial banks in New York, New York are open for business between the hours of 8:00 a.m. and 5:00 p.m., Eastern time.

“Cash and Cash Equivalents” means the cash and cash equivalents of the Company Group, on a consolidated basis, including the amounts of any received but uncleared checks, drafts and wires issued to the Company prior to such time, (solely to the extent such checks, drafts and wires subsequently clear) and less the amounts of any issued and uncleared checks, drafts and wires issued by the Company prior to such time; in each case calculated in accordance with the Accounting Principles.

“Certificates” has the meaning set forth in Section 1.1(c)(i) of this Agreement.

“Charter Documents” means the certificate of incorporation and bylaws, certificate of formation and operating agreement, or their equivalents of either Seller, Parent or the Company, as applicable, each as amended as of immediately before the Closing Date.

“Claim Notice” has the meaning set forth in Section 6.4(a) of this Agreement.

“Claimed Amount” has the meaning set forth in Section 6.4(a) of this Agreement.

“Claims” means any and all actions or causes of action, suits, complaints, claims, demands, agreements, promises, contracts, torts, debts, damages, controversies, judgments, rights, and liabilities of every name and nature, whether existing or contingent.

“Closing” has the meaning set forth in Section 2.1 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.1 of this Agreement.

“Closing Cash” will mean the Cash and Cash Equivalents as of the Measurement Time.

“Closing Statement” has the meaning set forth in Section 1.3 of this Agreement.

 “Code” has the meaning set forth in Section 1.1(e) of this Agreement.

“Company” means Novellus Therapeutics Limited, a company limited by shares organized under the laws of Ireland.

“Company Group” means the Company together with Parent and their respective Subsidiaries, if any.

“Company Group Contract” means any Contract to which any member of the Company Group is a party or by which any member of the Company Group or any of their respective assets are or may become bound.

“Company Group Material Adverse Effect” means any changes, events, effects, claims, circumstances and matters that, in the aggregate, would reasonably be expected to have a materially adverse effect on (a) the business, assets, properties or financial condition of the Company Group, taken as a whole or (b) the ability of the Company Group to consummate the transactions contemplated by this Agreement, provided that the following shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a Company Group Material Adverse Effect: (i) any adverse change, event or effect arising from or relating to general business, political or economic conditions or the financial, credit or securities markets, including any change, event or effect relating to any war, acts of terrorism or similar events, unless any of the foregoing disproportionately affects the Company Group; (ii) any adverse change, event, or effect arising from the announcement or pendency of the Transactions, including a customer’s reaction or response to the transactions contemplated by this Agreement, due to the identity of Brooklyn or otherwise; (iii) any adverse change, event or effect relating to or affecting the industry in which the Company Group provides services and products, unless such change, event or effect disproportionately affects the Company Group in comparison to other participants in the industry in which the Company Group operates; (iv) changes in Legal Requirements or interpretations thereof by any Governmental Body or changes in accounting rules applicable to the Company Group; (v) compliance with the terms of, or taking any action permitted by, this Agreement; (vi) the failure of any member of the Company Group to meet or achieve the results set forth in any projection or forecast (provided that this clause (vii) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Group Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Group Material Adverse Effect)); (viii) pandemics, epidemics, disease outbreaks (including COVID-19 and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks), hostilities, acts of war (whether declared or undeclared), sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof, unless such change, event or effect disproportionately affects the Company Group; and (ix) hurricanes, earthquakes, floods or other natural disasters.

“Company Group Inbound Licenses” means any Contract pursuant to which any member of the Company Group is authorized or otherwise permitted to access or exploit any other Person’s IP, including any Software license, Patent license, Copyright license, Trademark license, or any Contract pursuant to which any member of the Company Group obtains a right to access or exploit a Person’s IP in the form of services, such as a software as a services Contract or a cloud services Contract.

“Company Group IP Licenses” means collectively all Company Group Inbound Licenses and Company Group Outbound Licenses.

“Company Group Outbound Licenses” means any Contract pursuant to which a member of the Company Group authorizes or otherwise permits any other Person to access or exploit any Company Group Owned IP, including any Software license, Patent license, Copyright license, Trademark license, or any Contract pursuant to which a Person obtains a right to access or exploit any Company Group Owned IP in the form of services, such as a software as a services Contract or a cloud services Contract.

“Company Group Owned IP” means any Technology and IP Rights that are owned, or purported to be owned, by a member of the Company Group.

“Company Group Registered IP” means, collectively, any IP Rights owned by, filed in the name of, or applied for, by any member of the Company Group that is the subject of an application or registration with any Governmental Body, including any application or registration for any Patent, Copyright, Trademark, or Domain Name.

“Company IP” means any and all Technology and IP Rights exploited by, held for exploitation by, owned (in whole or in part), purported to be owned (in whole or in part) by or licensed to any member of the Company Group.

“Company Product(s)” means collectively: (a) all products and service offerings that are currently being marketed, offered, sold, distributed, or otherwise made commercially available by any member of the Company Group; and (b) were historically provided, leased, licensed, sold, marketed, distributed, or made commercially available by any member of the Company Group to third parties, and from which any member of the Company Group currently derives or recognizes any material revenue (including revenue associated with maintenance or service agreements).

“Company Software” means any Software owned by the Company Group that is: (a) incorporated in the Company Products (including the Source Code for any Company Products); (b) otherwise material to the Company Group; or (c) otherwise marketed, licensed, or otherwise made commercially available by any member of the Company Group.

“Consent” means any approval, consent, ratification, permission, waiver, order or authorization (including any Governmental Authorization).

“Consideration Shares” has the meaning set forth in Section 2.2(a) of this Agreement.

“Consideration Spreadsheet” has the meaning set forth in Section 1.5 of this Agreement.

“Contested Amount” has the meaning set forth in Section 6.4(b) of this Agreement.

“Contract” means any written, oral or other agreement, contract, license, sublicense, subcontract, settlement agreement, lease, understanding, arrangement, instrument, note, purchase order, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

“Controlling Party” has the meaning set forth in Section 6.6(c) of this Agreement.

“Damages” includes any loss, damage, injury, Liability, Claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature, but excluding consequential, special, punitive, exemplary and/or diminution in value damages (or similar theories of damages based upon multiples of EBITDA, revenue, etc.), except to the extent asserted against a party entitled to indemnification under this Agreement by a third party as part of a third-party Claim.

“D&O Indemnified Party” has the meaning set forth in Section 5.6 of this Agreement.

“DGCL” means the General Corporation Law of the State of Delaware.

“Dispute Period” has the meaning set forth in Section 6.4(b) of this Agreement.

“Effective Time” has the meaning set forth in Section 1.1(a) of this Agreement.

“Employee Plan” means any plan, program, policy, practice or Contract, whether written or unwritten, providing benefits or compensation to any employee of a member of the Company Group or any beneficiary or dependent thereof that is sponsored or maintained by any member of the Company Group or to which a member of the Company Group contributes or is obligated to contribute, or otherwise has any actual or contingent liability with respect to, including any such plan, program, policy, practice or Contract that provides employee welfare benefit, employee pension benefit bonus, incentive, deferred compensation, vacation, insurance, supplemental unemployment, retention, stock purchase, stock option or other equity-related award, phantom equity, severance, employment, consulting, change of control, or fringe benefit.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, intangible property right, Claim, infringement, option, right of first refusal, preemptive right, community property interest or similar restriction on the use or ownership of property (including any restriction on the voting of any security or restriction on the transfer, use or ownership of any security or other asset).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” means: (a) the common law; and (b) all Legal Requirements, by-laws, Orders, instruments, directives, decisions, injunctions and judgments of any government, local government, international, supranational, executive, administrative, judicial or regulatory authority or agency and all approved codes of practice (whether voluntary or compulsory) relating to the protection of the environment (including, as applicable to environment and environmental protection, any and all buildings, structures, fixtures, fittings, appurtenances, pipes, conduits, valves, tanks, vessels and containers whether above or below ground level and including ambient air, land surface, sub-surface strata, soil, surface water, ground water, river sediment, marshes, wet lands, flora and fauna) or of human health or safety or welfare or to the manufacture, formulation, processing, treatment, storage, containment, labeling, handling, transportation, distribution, recycling, reuse, release, disposal, removal, remediation, abatement or clean-up of any Contaminant and any amendment thereto and any and all regulations, orders and notices made or served thereunder or pursuant thereto.

“Escrow Agent” means PNC Bank, National Association or another escrow agent reasonably acceptable to Brooklyn and the Sellers’ Representative.

“Escrowed Shares” has the meaning set forth in Section 2.3(a)(iv) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Factor” means Factor Bioscience Inc.

“FDA” has the meaning set forth in Section 3.17 of this Agreement.

“FDA Application Integrity Policy” has the meaning set forth in Section 4.12(b) of this Agreement.

“Financial Statements” has the meaning set forth in Section 3.6(a) of this Agreement.

“Founders” means Matthew Angel and Christopher Rohde.

“Fraud” means an intentional misstatement of a fact that constitutes a representation or warranty contained in this Agreement; provided that, at the time such representation or warranty was made, (a) such representation or warranty was false, (b) the Party making the representation or warranty had actual knowledge of the falsity, which, in the case of a representation or warranty by Seller or Parent, shall mean the actual knowledge of Matthew Angel or Christopher Rohde, and (c) the Party making such representation had the specific intent to induce a Person to enter into this Agreement or take (or refrain from taking) any action under this Agreement.

“GAAP” means U.S. generally accepted account principles.

“Governmental Authorization” means any (a) permit, license, approval, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any (a) multinational or supranational body exercising legislative, judicial or regulatory powers, (b) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (c) federal, state, local, municipal, foreign or other government, or (d) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“Indebtedness” means, without duplication: (a) any indebtedness of the Company Group for borrowed money and accrued but unpaid interest, premiums and penalties relating thereto, (b) any indebtedness of the Company Group evidenced by a note, bond, debenture or other similar security, (c) any lease that has been accounted for as a capital lease on the balance sheet of the members of the Company Group, as applicable, prepared in accordance with GAAP, (d) any deferred purchase price obligations for purchase of assets, properties, rights or services (including purchase price adjustments and earn-out obligations), but excluding obligations to creditors for goods and services acquired in the ordinary course of business consistent with past practice, (e) all outstanding severance obligations, deferred compensation and unpaid bonuses or commissions (including the employer portion of any payroll, social security, unemployment or similar Taxes imposed on such amounts), (f) Accrued Income Taxes, (g) all liabilities under letters of credit or bankers’ acceptances or performance bonds to the extent drawn, (h) all obligations under interest rate swap, forward contract, currency or other hedging arrangements, (i) all declared and unpaid dividends or distributions, or amounts owed to Seller or Affiliates thereof, (j) any accrued and unpaid interest owing by such Person and other payment obligations (including any prepayment premiums and penalties payable, breakage costs, fees and other costs and expenses associated with repayment) with respect to any indebtedness of a type described in clauses (a) through (i), and (k) any indebtedness of a Person of a type that is referred to in clauses (a) through (j) and which is either guaranteed by, or secured by an Encumbrance upon any property or asset owned by, the Company Group; provided that Indebtedness shall not include any deferred revenue or any amount included in the Transaction Expenses.

“Indemnitees” means the Brooklyn Indemnitees.

“Indemnifying Party” means the Seller Indemnifying Parties.

“Initial Shares” has the meaning set forth in Section 2.3(a)(iii) of this Agreement.

“IP Rights” means collectively any and all rights (anywhere in the world, whether statutory, common law or otherwise) with respect to: (a) applications and registrations for patents, or other industrial rights or designs including any reissues, divisionals, renewals, extensions, provisionals, continuations or continuations-in-part thereof, and any other filings claiming priority to or serving as a basis for priority thereof (collectively “Patents”); (b) applications and registrations for copyrights or rights with respect to works of authorship (including any moral and economic rights, however denominated) (collectively “Copyrights”); (c) trademarks, service marks, certification marks, collective marks, logos and design marks, trade dress, trade names, corporate or company names, fictitious and other business names, or brand names, together with all goodwill associated with any of the foregoing, and all applications, registrations and renewals therefor; (d) domain names, uniform resource locators and other names and locators associated with the internet, including applications and registrations thereof; (e) mask works; (f) Trade Secrets; (g) databases and data collections; (h) all other equivalent or similar rights; and, (i) any rights to pursue, recover or retain damages, costs or attorneys’ fees for past, present and future infringement or misappropriations of the foregoing.

“J.A.M.S.” has the meaning set forth in Section 6.5(d).

“J.A.M.S. Rules” has the meaning set forth in Section 6.5(b).

“Knowledge” when used in the phrase “to the Knowledge of Seller” or similar phrases means the actual knowledge, after reasonable inquiry of his direct reports, of Matthew Angel and Christopher Rohde, and, when used in the phrase “to the Knowledge of Brooklyn” or similar phrases means the actual knowledge, after reasonable inquiry of his direct reports, of Howard Federoff and Charles Cherington.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, local, municipal, foreign, supranational or other law, statute, constitution, treaty, principle of common law, directive, resolution, ordinance, code, edict, writ, decree, rule, regulation, judgment, ruling, injunction or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Lock-up Agreements” has the meaning set forth in Section 2.4(d).

“made available” means such disclosure has been provided to Brooklyn in the Data Room as of two Business Days prior to the Closing Date.

“Material Contracts” means all Contracts described in Section 3.15.

“Measurement Time” means 12:01 a.m. (Eastern time) on the second Business Day prior to the Closing Date.

“Members” means the members of Seller for purposes of the Delaware Limited Liability Company Act, and any successor statute, as amended.

“Merger” has the meaning set forth in the Recitals.

“Merger Cash Consideration” has the meaning set forth in Section 2.2(a) of this Agreement.

“Merger Sub” has the meaning set forth in the Preamble.

“Non-Controlling Party” has the meaning set forth in Section 6.6(c) of this Agreement.

“Non-Recourse Party” means with respect to a Party to this Agreement, any of such Party’s former, current and future equity holders, controlling persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners, or assignees (or any former, current or future equity holder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing).

“NoveCite” has the meaning set forth in the Recitals.

“NoveCite Cash Consideration” has the meaning set forth in Section 2.2(b) of this Agreement.

“NoveCite Shares” has the meaning set forth in the Recitals.

“Open Source Software” means Software that is licensed or distributed under any license approved by the Open Source Initiative (as listed at http://www.opensource.org/licenses), which licenses include the GNU GPL, the GNU LGPL, the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License, the Academic Free License, the BSD license and the Apache License.

“Order” means any order, writ, injunction, judgment, decree, ruling or award of any arbitrator or any court or other Governmental Body.

“Parent” has the meaning set forth in the Preamble.

“Parent Shares” means the issued and outstanding shares of Novellus, Inc.

“Parent Stockholder” means a holder of Parent Shares.

“Parties” has the meaning set forth in the Preamble.

“Permitted Encumbrances” means: (a) statutory liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the applicable Person and for which appropriate reserves have been established in accordance with GAAP; (b) minor liens that have arisen in the ordinary course of business consistent with past practice and that do not (in any case or in the aggregate) materially detract from the value of the assets or properties subject thereto or materially impair the operations of the applicable Person or any of its Subsidiaries or parent, as applicable; (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) in the case of Brooklyn, non-exclusive licenses of Brooklyn IP granted in the ordinary course of business consistent with past practice and that do not (in any case or in the aggregate) materially detract from the value of the Brooklyn IP subject thereto; and (e) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies.

“Person” means any individual, Entity or Governmental Body.

“Personal Information” means any information that specifically identifies, or is capable of identifying, any individual person, including any information associated with such identified or identifiable individual, such as, in each case to the extent so associated, an address, e-mail address, telephone number, health information, financial information, drivers’ license number, location information, or government issued identification number.

“Related Party” means (a) each stockholder or other equity holder who holds more than five percent of a member of the Company Group, (b) each individual who is or since January 1, 2018 has been, an officer or director or member of a member of the Company Group, (c) each member of the immediate family of each of the individuals referred to in the foregoing clauses (a) and (b), and (d) any trust or other Entity (other than a member of the Company Group) in which any one of the Persons referred to in the foregoing clauses (a), (b) or (c) holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“SEC Filings” has the meaning set forth in Section 4.5(a) of this Agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the Preamble.

“Seller Data Room” means the contents of that certain online data room hosted by Box.com as of the close of business on the date that is two Business Days prior to the Closing Date.

“Seller Disclosure Schedule” has the meaning set forth in Article 3 of this Agreement.

“Seller Indemnifying Party” means all Parent Stockholders or Members that receive any portion of Merger Consideration or NoveCite Cash Consideration pursuant to this Agreement.

“Sellers’ Representative” has the meaning set forth in Section 7.2(a) of this Agreement.

“Seller Transfer” has the meaning set forth in Section 2.3(c).

“Seller Transfer Notice” has the meaning set forth in Section 2.3(c).

“Software” means all computer programs (including any and all software implementation of algorithms, models and methodologies whether in Source Code or object code), associated databases and computations, and documentation (including user manuals and training materials) relating to any of the foregoing.

“Source Code” means computer software and code, in a form other than object code form, including: (i) related programmer comments and annotations, help text, data and data structures, instructions; and (ii) procedural, object-oriented and other code, in each case, which may be printed out or displayed in human readable form.

“Stipulated Amount” has the meaning set forth in Section 6.4(c) of this Agreement.

“Straddle Period” means any taxable period that includes but does not end on the Closing Date.

“Subsidiary” of any Person means (i) a corporation of which such Person owns or controls such number of the voting securities which is sufficient to elect at least a majority of its board of directors or (ii) a partnership or limited liability company of which such Person (either alone or through or together with any other Subsidiary) is the general partner or managing entity.

“Surviving Corporation” has the meaning set forth in Section 1.1(a) of this Agreement.

“Tax” includes all forms of taxation and statutory, governmental, supra-governmental, supranational, state, principal, local government or municipal impositions, duties, contributions, charges, levies and similar items, whenever and wherever imposed, and all penalties, charges, surcharges, costs, expenses, increases, interest and similar items relating thereto or in respect of any Tax Return, including, for avoidance of doubt, all employment taxes and any deductions or withholdings of any sort regardless of whether any such amounts are chargeable or recoverable directly or primarily against or attributable directly or primarily to the applicable member of the Company Group or NoveCite, as applicable, or any other Person and regardless of whether any amount is recoverable from any other Person.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Technology” means any and all: (a) technology, formulae, algorithms, procedures, processes, methods, techniques, know-how, ideas, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice); (b) technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, personnel and other information and materials; (c) specifications, designs, models, devices, prototypes, schematics and development tools; (d) Software, websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, and other works of authorship and copyrightable subject matter; (e) databases and other compilations and collections of technical data; (f) information and materials not generally known to the public, including trade secrets and other confidential and proprietary information (collectively “Trade Secrets”); and (g) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed herein.

“Transfer Taxes” has the meaning set forth in Section 5.2(d) of this Agreement.

“Transaction Documents” means this Agreement, the Escrow Agreement, and the lock-up agreements to be delivered pursuant to Section 2.4(d) and 2.5(c) and such other documents and agreements as Brooklyn, Seller and, following the Closing, the Sellers’ Representative may agree upon in connection with the transactions contemplated by this Agreement.

“Transaction Expenses” means, in each case to the extent unpaid as of the Measurement Time (provided that Transaction Expenses will be determined assuming the Closing has occurred and all Transaction Expenses incurred between the Measurement Time and the Closing will constitute Transaction Expenses), (a) those third party expenses and fees incurred or payable by the Company Group prior to the Closing in connection with the Transactions for legal advisors, accountants, investment bankers, financial advisors, valuation firms or other professionals, (b) any payment or payment obligation of the Company Group under any Contract to which any member of the Company Group is a party prior to the Closing that becomes due and payable by its express terms directly as a result of the Transactions, (c) 50% of all the fees required to be paid to the Escrow Agent, (d) all the fees required to be paid to the Sellers Representative, and (e) without duplication of any amount reflected in “Indebtedness,” any severance, termination or other similar payment obligations of Seller or the Company Group to any employee or officer of the Company (including a termination or a change in employment status) that results from the termination of employees of Seller or the Company Group prior to or concurrently with the consummation of the Transactions.

“Transactions” means the transactions contemplated by this Agreement and each other agreement entered into in connection with this Agreement, including the Merger, the Stock Acquisition and the other transactions contemplated hereby and thereby.

“Unaudited Interim Balance Sheet” means the unaudited consolidated balance sheet of Seller and the Company Group as of June 30, 2021.

Exhibit B

Form of Certificate of Merger

CERTIFICATE OF MERGER
of
BROOKLYN ACQUISITION SUB, INC.
(a Delaware corporation)
with and into
NOVELLUS, INC.
(a Delaware corporation)
_______________________________________________________________

Pursuant to Section 251 of the
General Corporation Law of the State of Delaware
_______________________________________________________________

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), Novellus, Inc., a Delaware corporation (the “Company”), hereby certifies to the following information relating to the merger of Brooklyn Acquisition Sub, Inc., a Delaware corporation (“Merging Entity”), with and into the Company (the “Merger”):

First:                   That the names and states of incorporation of the Company and Merging Entity, which are the constituent corporations in the Merger (each, a “Constituent Corporation”), are as follows::

Name	State of Incorporation

Brooklyn Acquisition Sub, Inc.	Delaware

Novellus, Inc.	Delaware

Second:            An agreement of merger (the “Acquisition Agreement”), dated as of July __, 2021 has been approved, adopted, executed, and acknowledged by each Constituent Corporation of the merger in accordance with Section 251 (and by written consent of each Constituent Corporation’s sole stockholder in accordance with Section 228) of the DGCL.

Third:                  That the name of the corporation surviving the Merger (the “Surviving Corporation”) is “Novellus, Inc.”.

Fourth:               That, upon the effectiveness of the Merger, the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety as set forth in Annex A attached hereto.

Fifth:                   A copy of the executed Acquisition Agreement is on file at an office of the Surviving Corporation at: 140 58th Street, Building A, Suite 2100, Brooklyn, New York 11220.

Sixth:                  A copy of the Acquisition Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

Seventh:              That the Merger shall become effective upon filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of Sections 103 and 251(c) of the DGCL.

In Witness Whereof, Novellus, Inc. has caused this Certificate of Merger to be duly executed by a duly authorized officer on this sixteenth day of July 2021.

B-1

Novellus, Inc.

By:
Name:
Title:

B-2

Exhibit C

Second Amended and Restated Certificate of Incorporation
of
Novellus, Inc.

First:            The name of the Corporation is Novellus, Inc. (the “Corporation”).

Second:       The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

Third:          The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

Fourth:        The total number of shares of stock that the Corporation shall have authority to issue is 100 shares of Common Stock, $0.0001 par value per share.

Fifth:           In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1.	The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.	Election of directors need not be by written ballot.

3.	The Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation.

Sixth:           Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Seventh:     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, for any act or omission, except that a director may be liable (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The elimination and limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office. The Corporation shall indemnify and advance expenses to its officers, directors, employees and agents to the extent set forth in the Bylaws of the Corporation. Any amendment, repeal or modification of this Article Seventh shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

Eighth:        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

C-1

Exhibit D

Amended and Restated Bylaws of the Surviving Corporation

[See attached.]

D-1

ARTICLE I. OFFICES

Section 1.     Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.     Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II. CORPORATE SEAL

Section 3.     Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the Corporation and the inscription, “Corporate Seal‑Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III. STOCKHOLDERS’ MEETINGS

Section 4.     Place of Meetings. Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).

Section 5.     Annual Meeting.

(a)       The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in Section 5(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5.

(b)       At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 5(a)(iii), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) such other business must be a proper matter for stockholder action under the DGCL, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined in this Section 5(b)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 5. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred-twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred-twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

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(c)       Notwithstanding anything in the second sentence of Section 5(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(d)      Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e)      Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

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(f)       For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 6.     Special Meetings.

(a)      Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board, (ii) the President or Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of shares entitled to cast not less than ten percent of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

(b)       If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, the Chief Executive Officer or the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five nor more than one hundred-twenty days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. Nothing contained in this subsection (b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 7.     Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8.    Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

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Section 9.    Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10.   Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 12, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with the DGCL. An agent so appointed need not be a stockholder. No proxy shall be voted after three years from its date of creation unless the proxy provides for a longer period.

Section 11.   Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even‑split for the purpose of the foregoing clause (c) shall be a majority or even‑split in interest.

Section 12.   List of Stockholders. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

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Section 13.   Action Without Meeting.

(a)      Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)      Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the Corporation in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(c)       Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the Corporation as provided in Section 228(c) of the DGCL. If the action that is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

(d)       A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

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Section 14.   Organization.

(a)       At every meeting of stockholders, the Chairman of the Board, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b)      The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV. DIRECTORS

Section 15.   Number and Term of Office. The authorized number of directors of the Corporation shall be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient.

Section 16.   Powers. The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17.   Term of Directors. Directors shall be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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Section 18.   Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 18 in the case of the death, removal or resignation of any director.

Section 19.   Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 20.   Removal. Subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors or (b) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation, entitled to vote generally at an election of directors.

Section 21.   Meetings.

(a)       Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware that has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board of Directors.

(b)      Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any director.

(c)       Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

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(d)      Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, postage prepaid at least three days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e)       Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 22.   Quorum and Voting.

(a)       Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)       At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 23.   Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 24.   Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25.   Committees.

(a)       Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the Corporation.

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(b)       Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)      Term. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 25 may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)       Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place that has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26.   Organization. At every meeting of the directors, the Chairman of the Board, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

ARTICLE V. OFFICERS

Section 27.   Officers Designated. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and Secretary. The Board of Directors, in its discretion, may also designate a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a Treasurer and a Controller, one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.

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Section 28.   Tenure and Duties of Officers.

(a)       General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b)       Duties of Chairman of the Board. The Chairman of the Board, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board shall also serve as the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in subsection (c) of this Section 28.

(c)       Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the Corporation, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d)      Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e)       Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f)       Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

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Section 29.   Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 30.   Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors, the President or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

Section 31.   Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI. EXECUTION OF CORPORATE INSTRUMENTS AND
VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 32.   Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 33.   Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII. SHARES OF STOCK

Section 34.   Form and Execution of Certificates. The shares of the Corporation shall be uncertificated, or shall be represented by certificates. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

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Section 35.   Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 36.   Transfers.

(a)      Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)      The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 37.   Fixing Record Dates.

(a)       In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall, subject to applicable law, not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)       In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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(c)       In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 38.   Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE VIII. OTHER SECURITIES OF THE CORPORATION

Section 39.   Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE IX. DIVIDENDS

Section 40.   Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

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Section 41.  Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X. FISCAL YEAR

Section 42.   Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI. INDEMNIFICATION

Section 43.   Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a)       Directors and Officers. The Corporation shall indemnify its directors and officers to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d) of this Section 43.

(b)       Expenses. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, provided, however, that, if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 43 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to subsection (e) of this Section 43, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

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(c)       Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Section 43 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advances granted by this Section 43 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise as a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

(d)       Non‑Exclusivity of Rights. The rights conferred on any person by this Section 43 shall not be exclusive of any other right that such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

(e)       Survival of Rights. The rights conferred on any person by this Section 43 shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(f)        Insurance. To the fullest extent permitted by the DGCL, or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 43.

(g)       Amendments. Any repeal or modification of this Section 43 shall only be prospective and shall not affect the rights under this Section 43 in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

(h)      Saving Clause. If this Section 43 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Section 43 that shall not have been invalidated, or by any other applicable law. If this Section 43 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the full extent under applicable law.

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(i)        Certain Definitions. For the purposes of this Section 43, the following definitions shall apply:

(1)     The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2)      The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3)       The term the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 43 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(4)       References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Corporation shall include situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(5)      References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 43.

ARTICLE XII. NOTICES

Section 44.   Notices.

(a)      Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b)      Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a) of this Section 44, or as provided for in Section 21. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

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(c)       Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)      Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e)       Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f)       Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the Corporation within 60 days of having been given notice by the Corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the Corporation.

ARTICLE XIII. AMENDMENTS

Section 45.   Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIV. LOANS TO OFFICERS

Section 46.   Loans to Officers. Except as otherwise prohibited under applicable law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a Director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including a pledge of shares of stock of the Corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

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Exhibit E

Closing Statement

[See attached.]

E-1

Exhibit F

Closing Indebtedness

[See attached.]

F-1

Exhibit G

Consideration Spreadsheet

[See attached.]

G-1

Exhibit H

Letter of Transmittal

[See attached.]

H-1